EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC (the “Company”). The offering statement was originally filed by the Company on June 30, 2017 and has been amended by the Company on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2017.

Different Series of the Company have already been offered, or have been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to amend, update and/or replace certain information contained in the Offering Circular. The Series already offered, or qualified but not yet launched as of the date hereof, under the offering statement are outlined in the Master Series Table contained in the section titled “The Interest in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 17 amends the Post-Qualification Offering Circular Amendment No. 16 of RSE Collection LLC, dated August 29, 2019, as qualified on September 11, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 17

SUBJECT TO COMPLETION; DATED SEPTEMBER 24, 2019

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 3RD FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Collection, LLC (the “Company,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #69BM1	Per Unit	$57.50		$57.50
	Total Minimum	$103,500		$103,500
	Total Maximum	$115,000		$115,000

Series #85FT1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #88LJ1	Per Unit	$67.50		$67.50
	Total Minimum	$121,500		$121,500
	Total Maximum	$135,000		$135,000

Series #55PS1	Per Unit	$212.50		$212.50
	Total Minimum	$382,500		$382,500
	Total Maximum	$425,000		$425,000

Series #95BL1	Per Unit	$59.25	$59.25
	Total Minimum	$106,650	$106,650
	Total Maximum	$118,500	$118,500

Series #89PS1	Per Unit	$82.50	$82.50
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #90FM1	Per Unit	$8.25	$8.25
	Total Minimum	$14,850	$14,850
	Total Maximum	$16,500	$16,500

Series #83FB1	Per Unit	$70.00	$70.00
	Total Minimum	$315,000	$315,000
	Total Maximum	$350,000	$350,000

Series #98DV1	Per Unit	$65.00	$65.00
	Total Minimum	$117,000	$117,000
	Total Maximum	$130,000	$130,000

Series #06FS1	Per Unit	$39.80	$39.80
	Total Minimum	$174,125	$174,125
	Total Maximum	$209,000	$209,000

Series #93XJ1	Per Unit	$99.00	$99.00
	Total Minimum	$445,500	$445,500
	Total Maximum	$495,000	$495,000

Series #02AX1	Per Unit	$54.00	$54.00
	Total Minimum	$97,200	$97,200
	Total Maximum	$108,000	$108,000

Series #99LE1	Per Unit	$34.75	$34.75
	Total Minimum	$62,550	$62,550
	Total Maximum	$69,500	$69,500

Series #91MV1	Per Unit	$19.00	$19.00
	Total Minimum	$34,200	$34,200
	Total Maximum	$38,000	$38,000

Series #92LD1	Per Unit	$55.00	$55.00
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #94DV1	Per Unit	$28.75	$28.75
	Total Minimum	$51,750	$51,750
	Total Maximum	$57,500	$57,500

Series #00FM1	Per Unit	$24.75	$24.75
	Total Minimum	$44,550	$44,550
	Total Maximum	$49,500	$49,500

Series #72MC1	Per Unit	$62.25	$62.25
	Total Minimum	$112,050	$112,050
	Total Maximum	$124,500	$124,500

Series #06FG1	Per Unit	$64.00	$64.00
	Total Minimum	$288,000	$288,000
	Total Maximum	$320,000	$320,000

Series #11BM1	Per Unit	$42.00	$42.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #80LC1	Per Unit	$127.00	$127.00
	Total Minimum	$571,500	$571,500
	Total Maximum	$635,000	$635,000

Series #02BZ1	Per Unit	$65.00	$65.00
	Total Minimum	$175,500	$175,500
	Total Maximum	$195,000	$195,000

Series #88BM1	Per Unit	$47.00	$47.00
	Total Minimum	$126,900	$126,900
	Total Maximum	$141,000	$141,000

Series #63CC1	Per Unit	$63.00	$63.00
	Total Minimum	$113,400	$113,400
	Total Maximum	$126,000	$126,000

Series #76PT1	Per Unit	$63.30	$63.30
	Total Minimum	$170,910	$170,910
	Total Maximum	$189,900	$189,900

Series #75RA1	Per Unit	$28.00	$28.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #65AG1	Per Unit	$89.25	$89.25
	Total Minimum	$160,650	$160,650
	Total Maximum	$178,500	$178,500

Series #93FS1	Per Unit	$68.75	$68.75
	Total Minimum	$123,750	$123,750
	Total Maximum	$137,500	$137,500

Series #61JE1	Per Unit	$82.00	$82.00
	Total Minimum	$221,400	$221,400
	Total Maximum	$246,000	$246,000

Series #90MM1	Per Unit	$5.32	$5.32
	Total Minimum	$23,940	$23,940
	Total Maximum	$26,600	$26,600

Series #65FM1	Per Unit	$41.25	$41.25
	Total Minimum	$74,250	$74,250
	Total Maximum	$82,500	$82,500

Series #88PT1	Per Unit	$30.00	$30.00
	Total Minimum	$54,990	$54,990
	Total Maximum	$66,000	$66,000

Series #94LD1	Per Unit	$119.50	$119.50
	Total Minimum	$537,750	$537,750
	Total Maximum	$597,500	$597,500

Series #72FG1	Per Unit	$63.00	$63.00
(4)	Total Minimum	$287,290	$287,290
	Total Maximum	$345,000	$345,000

Series #82AB1	Per Unit	$58.86	$58.86
(4)	Total Minimum	$107,897	$107,897
	Total Maximum	$129,500	$129,500

Series #90ME1	Per Unit	$137.50	$137.50
	Total Minimum	$247,500	$247,500
	Total Maximum	$275,000	$275,000

Series #91GS1	Per Unit	$18.75	$18.75
(4)	Total Minimum	$34,369	$34,369
	Total Maximum	$41,250	$41,250

Series #99FG1	Per Unit	$66.25	$66.25
(4)	Total Minimum	$121,436	$121,436
	Total Maximum	$145,750	$145,750

Series #03PG1	Per Unit	$48.00	$48.00
	Total Minimum	$129,600	$129,600
	Total Maximum	$144,000	$144,000

Series #12MM1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$112,500	$112,500
	Total Maximum	$125,000	$125,000

Series #87FF1	Per Unit	$59.00	$59.00
(4)	Total Minimum	$106,200	$106,200
	Total Maximum	$118,000	$118,000

Series #91DP1	Per Unit	$79.50	$79.50
(4)	Total Minimum	$357,750	$357,750
	Total Maximum	$397,500	$397,500

Series #61MG1	Per Unit	$68.00	$68.00
	Total Minimum	$306,000	$306,000
	Total Maximum	$340,000	$340,000

Series #82AV1	Per Unit	$148.75	$148.75
	Total Minimum	$267,750	$267,750
	Total Maximum	$297,500	$297,500

Series #88LL1	Per Unit	$146.00	$146.00
	Total Minimum	$233,600	$233,600
	Total Maximum	$292,000	$292,000

Series #89FT1	Per Unit	$45.00	$45.00
	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #99SS1	Per Unit	$137.50	$137.50
	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #66AV1	Per Unit	$161.67	$161.67
(4)	Total Minimum	$388,000	$388,000
	Total Maximum	$485,000	$485,000

Series #92CC1	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #94FS1	Per Unit	$72.50	$72.50
	Total Minimum	$116,000	$116,000
	Total Maximum	$145,000	$145,000

Series #55MG1	Per Unit	$1,250.00	$1,250.00
(4)	Total Minimum	$1,000,000	$1,000,000
	Total Maximum	$1,250,000	$1,250,000

Series #65PT1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #67FS1	Per Unit	$45.00	$45.00
(4)	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #72FG2	Per Unit	$98.33	$98.33
	Total Minimum	$236,000	$236,000
	Total Maximum	$295,000	$295,000

Series #73FD1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$228,000	$228,000
	Total Maximum	$285,000	$285,000

Series #76FG1	Per Unit	$37.00	$37.00
(4)	Total Minimum	$148,000	$148,000
	Total Maximum	$185,000	$185,000

Series #89FG1	Per Unit	$26.25	$26.25
(4)	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #89NG1	Per Unit	$26.67	$26.67
(4)	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #90FF1	Per Unit	$410.00	$410.00
(4)	Total Minimum	$984,000	$984,000
	Total Maximum	$1,230,000	$1,230,000

Series #95BE1	Per Unit	$170.00	$170.00
(4)	Total Minimum	$680,000	$680,000
	Total Maximum	$850,000	$850,000

Series #99LD1	Per Unit	$172.50	$172.50
(4)	Total Minimum	$276,000	$276,000
	Total Maximum	$345,000	$345,000

Series #67FG1	Per Unit	$208.33	$208.33
(4)	Total Minimum	$500,000	$500,000
	Total Maximum	$625,000	$625,000

Series #72PT1	Per Unit	$44.00	$44.00
(4)	Total Minimum	$176,000	$176,000
	Total Maximum	$220,000	$220,000

Series #67CC1	Per Unit	$100.00	$100.00
(4)	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #08TR1	Per Unit	$17.00	$17.00
(4)	Total Minimum	$68,000	$68,000
	Total Maximum	$85,000	$85,000

Series #64AD1	Per Unit	$189.00	$189.00
(4)	Total Minimum	$756,000	$756,000
	Total Maximum	$945,000	$945,000

Series #95FM1	Per Unit	$230.00	$230.00
(4)	Total Minimum	$368,000	$368,000
	Total Maximum	$460,000	$460,000

(1) Dalmore Group, LLC (the “Broker” or “Dalmore”) will be acting as a broker of record and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” on page 370 and page 371 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” on page 370 and page 371 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information. For all offerings of the Company which closed or launch prior to the agreement with DriveWealth, signed on March 2, 2018, interests are transferred into the DriveWealth brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the Broker, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure” on page 365 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information.

(4) Amounts for Series are subject to final execution of purchase option agreements or purchase agreements.

RSE Collection, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “RSE Collection” or the “Company”) is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in blue or yellow in the “Interests in Series Covered by this Amendment” section. Series not highlighted in blue or yellow have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the Broker, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the Broker is registered as a broker-dealer.  For the avoidance of doubt, the Broker does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of the Interests Offered” on page 73 of the Post-Qualification Amendment to Offering Circular No. 16 for additional information regarding the Interests.

The Company is managed by RSE Markets, Inc., a Delaware corporation (the “Manager”). RSE Markets will also serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ asset management agreement.

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, collectively referred to as “Automobile Assets” or the “Asset Class”, for the benefit of the investors. The Series assets referenced in the Interests in Series Covered by this Amendment section may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Automobile Seller” or the “Asset Seller”. See “Description of the Business” on page 374 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information regarding the Asset Class.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s collection of Underlying Assets at the Membership Experience Programs.

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”.  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the Broker is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” on page 365 of the Post-Qualification Amendment to Offering Circular No. 15 and “Description of Interests Offered” on page 73 of the Post-Qualification Amendment to Offering Circular No. 16 for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating

Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” on page 30 of the Post-Qualification Amendment to Offering Circular No. 16 and “Cautionary Note Regarding Forward-Looking Statements” on page 12 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on page 30 of the Post-Qualification Amendment to Offering Circular No. 16.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the “Risk Factors” section on page 30 of the Post-Qualification Amendment to Offering Circular No. 16 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

Incorporation by Reference of Offering Circular1

Interests in series covered by this amendment2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION18

Plan of Distribution and Subscription Procedure39

COMPENSATION47

PRINCIPAL INTEREST HOLDERS48

RSE COLLECTION, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

1

DM3\6039835.2

Incorporation by Reference of Offering Circular

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-10717) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No. 15 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Cautionary Statement Regarding Forward-Looking Statements

Dilution

Use of Proceeds and Asset Descriptions through Post-Qualification Amendment to Offering Circular No. 15

Description of the Business

Management

Material United States Tax Considerations

Where to Find Additional Information

1.Part II of the Post-Qualification Amendment to Offering Circular No. 16 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Offering Summary

Risk Factors

Potential Conflicts of Interest

Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 16

Description of Interests Offered

2.Form 1-U for the Sale of Series #00FM1 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Item 9. Other Events

3.Form 1-U for the Sale of Series #06FS1 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Item 9. Other Events

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

2

Interests in series covered by this amendment

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Automobile Seller” or “Asset Seller”.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#77LE1 / Series #77LE1		1977 Lotus Esprit S1	$38.85	$77,700		Upfront Purchase	11/17/2016	4/13/2017	Closed	$3,443	2000

• Acquired Underlying Asset for $69,400 on 10/03/2016
• Acquisition financed through a $69,400 loan from an officer of the Manager
• $77,700 Offering closed on 04/13/2017 and the loan plus $241 of accrued interest and other obligations were repaid with the proceeds
• (3) (5)

#69BM1 / Series Boss Mustang	8/10/2017	1969 Ford Mustang Boss 302	$57.50	$115,000		Upfront Purchase	11/20/2017	2/7/2018	Closed	$2,986	2000

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an officer of the Manager
• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds
• (3)

#85FT1 / Series Ferrari Testarossa	9/14/2017	1985 Ferrari Testarossa	$82.50	$165,000		Upfront Purchase	11/23/2017	2/15/2018	Closed	($17,859)	2000

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds
• (3)

#88LJ1 / Series Lamborghini Jalpa	9/14/2017	1988 Lamborghini Jalpa	$67.50	$135,000	Upfront Purchase	2/9/2018	4/12/2018	Closed	$578	2000

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an officer of the Manager
• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds
• (3)

#55PS1 / Series Porsche Speedster	9/14/2017	1955 Porsche 356 Speedster	$212.50	$425,000	Purchase Option Agreement	4/2/2018	6/6/2018	Closed	($3,357)	2000

• Purchase option agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an officer of the Manager and a payment of $155,000 was made and financed through a payment by the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• (3)

#95BL1 / Series BMW M3 Lightweight	5/24/2018	1995 BMW E36 M3 Lightweight	$59.25	$118,500	Upfront Purchase	6/1/2018	7/12/2018	Closed	($444)	2000

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds
• (3)

#89PS1 / Series Porsche 911 Speedster	7/20/2018	1989 Porsche 911 Speedster	$82.50	$165,000	Purchase Option Agreement for minority equity stake	7/23/2018	7/31/2018	Closed	$1,771	2000

• Purchase option agreement to acquire minority equity stake (38%) in Underlying Asset entered on 06/21/2018 for a total cash consideration of $61,000, which valued Underlying Asset at $160,000
• $165,000 Offering closed on 07/31/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• The Asset Seller ultimately retained 60% of Interests
• (3)

#90FM1 / Series Ford Mustang 7-Up Edition	7/20/2018	1990 Ford Mustang 7Up Edition	$8.25	$16,500	Purchase Option Agreement for majority equity stake	7/24/2018	7/31/2018	Closed	$464	2000

• Purchase option agreement to acquire majority equity stake (72%) in Underlying Asset entered on 06/15/2018 for a total cash consideration of $10,375, which valued the Underlying Asset at $14,500
• $16,500 Offering closed on 07/31/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• The Asset Seller ultimately retained 25% of Interests
• (3)

#83FB1 / Series Ferrari 512	3/29/2018	1983 Ferrari 512 BBi	$70.00	$350,000	Purchase Option Agreement	7/23/2018	9/5/2018	Closed	$9,162	5000

• Purchase option agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• (3)

#98DV1 / Series Dodge Viper GTS-R	9/17/2018	1998 Dodge Viper GTS-R	$65.00	$130,000	Upfront Purchase	9/27/2018	10/10/2018	Closed	$2,314	2000

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#06FS1 / Series Ferrari F430 Spider	9/17/2018	2006 Ferrari F430 Spider "Manual"	$39.80	$199,000	Purchase Option Agreement	10/12/2018	10/19/2018	Sold	$774	5000

• Purchase option agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• $227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

#93XJ1 / Series Jaguar XJ220	3/29/2018	1993 Jaguar XJ220	$99.00	$495,000	Purchase Option Agreement	8/22/2018	11/6/2018	Closed	($7,373)	5000

• Purchase option agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 07/03/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 08/02/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on 11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds
• (3)

#02AX1 / Series Acura NSX-T	11/16/2018	2002 Acura NSX-T	$54.00	$108,000	Upfront Purchase	11/16/2018	11/30/2018	Closed	$1,944	2000

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#99LE1 / Series Lotus Sport 350	11/16/2018	1999 Lotus Esprit Sport 350	$34.75	$69,500	Upfront Purchase	11/23/2018	12/4/2018	Closed	$1,770	2000

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#91MV1 / Series Mitsubishi VR4	11/16/2018	1991 Mitsubishi 3000GT VR4	$19.00	$38,000	Upfront Purchase	11/28/2018	12/7/2018	Closed	$600	2000

• Acquired Underlying Asset for $33,950 on 10/15/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#92LD1 / Series Lancia Martini 5	11/16/2018	1992 Lancia Delta Integrale Evo "Martini 5"	$55.00	$165,000	Upfront Purchase	12/7/2018	12/26/2018	Closed	$2,219	3000

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#94DV1 / Series Dodge Viper RT/10	11/16/2018	1994 Dodge Viper RT/10	$28.75	$57,500	Purchase Option Agreement	12/11/2018	12/26/2018	Closed	$1,841	2000

• Purchase option agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/29/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#00FM1 / Series Ford Mustang Cobra R	12/6/2018	2000 Ford Mustang Cobra R	$24.75	$49,500	Upfront Purchase	12/21/2018	1/4/2019	Sold	$862	2000

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

#72MC1 / Series Mazda Cosmo Sport	12/6/2018	1972 Mazda Cosmo Sport Series II	$62.25	$124,500	Purchase Option Agreement for majority equity stake	12/28/2018	1/4/2019	Closed	$2,474	2000

• Purchase option agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018, which valued Underlying Asset at $115,000
• $124,500 Offering closed on 01/04/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• The Asset Seller ultimately retained 40% of Interests
• (3)

#06FG1 / Series Ford GT	12/6/2018	2006 Ford GT	$64.00	$320,000	Purchase Agreement	12/14/2018	1/8/2019	Closed	$3,198	5000

• Purchase agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds
• (3)

#11BM1 / Series BMW 1M	12/6/2018	2011 BMW 1M	$42.00	$84,000	Purchase Option Agreement	1/8/2019	1/25/2019	Closed	$517	2000

• Purchase option agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#80LC1 / Series Lamborghini Countach LP400 S Turbo	9/17/2018	1980 Lamborghini Countach LP400 S Turbo	$127.00	$635,000	Purchase Option Agreement for majority equity stake	1/17/2019	2/8/2019	Closed	$9,216	5000

• Purchase option agreement to acquire a majority equity stake (92.2%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• The Asset Seller ultimately retained 7.50% of Interests
• (3)

#02BZ1 / Series BMW Z8	12/6/2018	2002 BMW Z8	$65.00	$195,000	Purchase Agreement	1/6/2019	2/8/2019	Closed	$2,620	3000

• Purchase agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds
• (3)

#88BM1 / Series BMW E30 M3	12/6/2018	1988 BMW E30 M3	$47.00	$141,000	Upfront Purchase	1/11/2019	2/25/2019	Closed	$226	3000

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#63CC1 / Series Corvette Split Window	3/6/2019	1963 Chevrolet Corvette Split Window	$63.00	$126,000	Upfront Purchase	3/8/2019	3/18/2019	Closed	$1,553	2000

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#76PT1 / Series Porsche Turbo Carrera	3/6/2019	1976 Porsche 911 Turbo Carrera	$63.30	$189,900	Upfront Purchase	3/15/2019	3/22/2019	Closed	$1,793	3000

• Acquired the Underlying Asset for $179,065 on 12/5/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#75RA1 / Series Renault Alpine A110	3/6/2019	1975 Renault Alpine A110 1300	$28.00	$84,000	Purchase Agreement	3/29/2019	4/9/2019	Closed	$3,732	3000

• Purchase agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/27/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#65AG1 / Series Alfa Romeo Giulia SS	3/6/2019	1965 Alfa Romeo Giulia Sprint Speciale	$89.25	$178,500	Upfront Purchase	4/5/2019	4/16/2019	Closed	$1,903	2000

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#93FS1 / Series Ferrari 348TS SS	3/6/2019	1993 Ferrari 348TS Serie Speciale	$68.75	$137,500	Purchase Option Agreement	4/12/2019	4/22/2019	Closed	$1,272	2000

• Purchase option agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019
• Down-payment of $10,000 on 01/22/2019 and final payment of $120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager
• $137,500 Offering closed on 04/22/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

2003 Porsche 911 GT2			Cancelled / Underlying Asset Sold Pre-Offering

• Purchase option agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018
• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/28/2019 were made and financed through non-interest-bearing payments from the Manager
• $110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering

#61JE1 / Series Jaguar E-Type	3/6/2019	1961 Jaguar E-Type	$82.00	$246,000	Upfront Purchase	4/19/2019	4/26/2019	Closed	$3,858	3000

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#90MM1 / Series Mazda Miata	3/6/2019	1990 Mazda Miata MX-5	$5.32	$26,600	Purchase Option Agreement	4/17/2019	4/26/2019	Closed	$918	5000

• Purchase option agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#65FM1 / Series Mustang Fastback	3/6/2019	1965 Ford Mustang 2+2 Fastback	$41.25	$82,500	Purchase Agreement	5/3/2019	7/18/2019	Closed	$1,966	2000

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/08/2019 and final payment of $35,000 on 03/12/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#88PT1 / Series Porsche 944 Turbo S	11/16/2018	1988 Porsche 944 Turbo S	$30.00	$66,000	Purchase Option Agreement	5/10/2019	7/18/2019	Closed	($2,214)	2200

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of 12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#94LD1 / Series Lamborghini Diablo Jota	12/6/2018	1994 Lamborghini Diablo SE30 Jota	$119.50	$597,500		Purchase Agreement	7/12/2019	8/6/2019	Closed	$11,251	5000

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#99SS1 / Series Shelby Series 1	8/9/2019	1999 Shelby Series 1	$137.50	$137,500		Upfront Purchase	9/4/2019	9/11/2019	Closed	$1,815	1000

• Acquired Underlying Asset for $126,575 on 04/29/2019 financed through a non-interest-bearing payment from the Manager
• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#94FS1 / Series Ferrari 348 Spider	8/9/2019	1994 Ferrari 348 Spider	$72.50	$145,000		Purchase Agreement	9/12/2019	9/17/2019	Closed	$669	2000

• Purchase option agreement to acquire the Underlying Asset for $135,399 entered on 04/26/2019
• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,549 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#72FG1 / Series Ferrari 365 GTC/4	9/17/2018	1972 Ferrari 365 GTC/4	$63.00	$287,290	$345,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,304	4560	5476	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#82AB1 / Series Alpina B6	11/16/2018	1982 Alpina B6 2.8	$58.86	$107,897	$129,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$4,837	1833	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#90ME1 / Series Mercedes Evo II	11/16/2018	1990 Mercedes 190E 2.5-16 Evo II	$137.50	$247,500	$275,000	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$8,413	1800	2000	• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
#91GS1 / Series GMC Syclone	11/16/2018	1991 GMC Syclone	$18.75	$34,369	$41,250	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,470	1833	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#99FG1 / Series Ferrari 456M GT	11/16/2018	1999 Ferrari 456M GT	$66.25	$121,436	$145,750	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$2,793	1833	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#12MM1 / Series McLaren MP4-12C	3/6/2019	2012 McLaren MP4-12C	$62.50	$112,500	$125,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,775	1800	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#87FF1 / Series Ferrari 412	3/6/2019	1987 Ferrari 412	$59.00	$106,200	$118,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$980	1800	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#91DP1 / Series DeTomaso Pantera	3/6/2019	1991 DeTomaso Pantera Si	$79.50	$357,750	$397,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$2,617	4500	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#61MG1 / Series Maserati 3500GT	3/6/2019	1961 Maserati 3500GT	$68.00	$306,000	$340,000	Purchase Agreement	Q3 2019 or Q4 2019	Q3 2019 or Q4 2019	Upcoming	$4,629	4500	5000

• Purchase agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager

#82AV1 / Series Aston Martin Oscar India	3/6/2019	1982 Aston Martin V8 Vantage Oscar India	$148.75	$267,750	$297,500	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,867	1800	2000	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
#88LL1 / Series Lamborghini LM002	8/9/2019	1988 Lamborghini LM002	$146.00	$233,600	$292,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,115	1600	2000

• Purchase option agreement to acquire Underlying Asset for $275,000 entered on 3/22/2019
• Downpayment of $27,500 on 4/3/2019 and final payment of $247,500 on 05/7/2019 were made and financed through non-interest-bearing payments from the Manager

#89FT1 / Series Ferrari Testarossa	8/9/2019	1989 Ferrari Testarossa	$45.00	$144,000	$180,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	($400)	3200	4000

• Purchase option agreement to acquire Underlying Asset for $172,500 entered on 3/20/2019
• Underlying Asset was acquired on 06/10/2019 with payment of $172,500 financed through a non-interest-bearing payment from the Manager

#66AV1 / Series Aston Martin DB6 Vantage	8/9/2019	1966 Aston Martin DB6 Vantage	$161.67	$388,000	$485,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$16,413	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#92CC1 / Series Corvette ZR1	8/9/2019	1992 Chevrolet Corvette ZR1	$26.25	$42,000	$52,500	Purchase Option Agreement	Q3 2019 or Q4 2019	Q4 2019 or Q1 2020	Upcoming	$2,875	1600	2000

• Purchase option agreement to acquire the Underlying Asset for $45,000 entered on 04/29/2019
• Underlying Asset was acquired on 07/02/2019 with payment of $45,000 financed through a non-interest-bearing payment from the Manager

#55MG1 / Series Mercedes 300SL	8/9/2019	1955 Mercedes-Benz 300SL	$1,250.00	$1,000,000	$1,250,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$10,125	800	1000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#65PT1 / Series Porsche 356 SC	8/9/2019	1965 Porsche 356 SC	$67.50	$108,000	$135,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$8,838	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#67FS1 / Series Ford Shelby GT500	8/9/2019	1967 Ford Shelby GT500	$45.00	$144,000	$180,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,050	3200	4000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#72FG2 / Series 2 Ferrari 365 GTC/4	8/9/2019	1972 Ferrari 365 GTC/4	$98.33	$236,000	$295,000	Purchase Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,038	2400	3000

• Purchase agreement to acquire the Underlying Asset for $275,000 entered on 05/13/2019 with expiration on 07/13/2019
• Down-payment of $27,500 on 06/4/2019 was made and financed through a non-interest-bearing payment from the Manager

#73FD1 / Series Ferrari Dino GTS	8/9/2019	1973 Ferrari 246 Dino GTS	$142.50	$228,000	$285,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$11,213	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#76FG1 / Series Ferrari 308 Vetroresina	8/9/2019	1976 Ferrari 308 GTB	$37.00	$148,000	$185,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,133	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#89FG1 / Series Ferrari 328 GTS	8/9/2019	1989 Ferrari 328 GTS	$26.25	$84,000	$105,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$863	3200	4000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#89NG1 / Series Nissan GT-R	8/9/2019	1989 Nissan GT-R Skyline	$26.67	$64,000	$80,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,760	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#90FF1 / Series Ferrari F40	8/9/2019	1990 Ferrari F40	$410.00	$984,000	$1,230,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$65,175	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#95BE1 / Series Bugatti EB110	8/9/2019	1995 Bugatti EB110	$170.00	$680,000	$850,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$49,525	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#99LD1 / Series Lamborghini VT Roadster	8/9/2019	1999 Lamborghini VT Roadster	$172.50	$276,000	$345,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,983	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#67FG1 / Series 1967 Ferrari 330 GTC	9/11/2019	1967 Ferrari 330 GTC	$208.33	$500,000	$625,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$5,263	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#72PT1 / Series 1972 911S Targa	9/11/2019	1972 Porsche 911S Targa	$44.00	$176,000	$220,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$5,850	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#67CC1 / Series 1967 Chevrolet Corvette	9/11/2019	1967 Chevrolet Corvette 427/435 L71	$100.00	$160,000	$200,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$11,200	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#08TR1 / Series 2008 Tesla Signature 100 Roadster	9/11/2019	2008 Tesla Signature 100 Roadster	$17.00	$68,000	$85,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,213	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#64AD1 / Series Aston Martin DB5	9/11/2019	Aston Martin DB5	$189.00	$756,000	$945,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,163	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#95FM1 / Series Ferrari 512 M	9/11/2019	1995 Ferrari 512 M	$230.00	$368,000	$460,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$17,150	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

Note: Upcoming, Open, or Hold Status represents Series for which no Closing of an Offering has occurred and therefore these values represent expected values. Gray shading represents Series which have been launched but for which no closing has occurred. White and Orange shading represents Series for which a Closing of an Offering has occurred and therefore these values represent actual values, except in the case of the 2003 Porsche 911 GT2 for which was sold prior to the launch of any Offering. Orange represents sale of Series’ Underlying Asset. Blue shading represents Series which have been qualified but not yet launched. Yellow shading represents Series which have not yet been qualified.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Since its formation in August 2016, RSE Collection, LLC, a Delaware series limited liability company (the “Company) has been engaged primarily in acquiring and managing a collection of collectible automobiles. RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of collectible automobiles owned by the Company and each underlying series (the “Asset Manager”).  The Company acquires collectible automobiles financed through non-interest-bearing payments from the Manager, loans from officers or affiliates of the Manager, other third-parties and through purchase options negotiated with third-parties or affiliates, and develops the financial, offering and other materials to begin offering interests in the Company’s series’. The Company issues membership interests (the “Interests”) in a number of separate individual series (each, an “Offering”) of the Company (each, a “Series”). The Series assets may be referred to herein, collectively, as (the "Underlying Assets") or each, individually, as (an “Underlying Asset"). Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single collector automobile (plus any cash reserves for future operating expenses).  There will be a separate closing with respect to each Offering (each, a “Closing”). At the date of this filing, the company has entered or plans to enter into the agreements and had closed the Offerings for sale of Series Interests, listed in the Master Series Table.

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in late 2017. As such and because of the start-up nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Managers ability to:

-continue to source high quality collectible Underlying Assets at reasonable prices to securitize through Rally Rd.TM (the “Platform”);

-market the Platform and the Offerings in individual Series of the Company and attract investors (“Investors”) to the Platform to acquire the Interests issued by Series of the Company;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues and do not anticipate doing so until late in 2019.

At the time of this filing all of the Series designated as “Closed” in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray or blue in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in collectible automobiles to Investors through the Platform, financed through various methods including, non-interest-bearing payments from the Manager, loans from officers or affiliates of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Period from Inception (August 24, 2016) through June 30, 2019

From the Company’s formation in August 2016 through June 30, 2019 we have entered into the agreements and had Closings in connection with each Offering of Series listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans will be repaid from the proceeds of successful Series’ initial offerings, if necessary. Upon completion of the initial offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ offering circulars. In various instances, as noted in the table below, the Asset Seller retains equity in the Interests issued for a particular Series. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company (collectively, “Acquisition Expenses”) listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. Acquisition Expenses are initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the offering. A comparison of the six-month period ended June 30, 2019 vs. the same period in 2018 can be found at the bottom of the table.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Equity Value Retained by Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#77LE1 / Series #77LE1	Upfront Purchase / 09/30/2016	4/13/2017	$69,400	$69,400	$0	$0	$0	0%	$1,028

• Acquired Underlying Asset for $69,400 on 10/03/2016
• Acquisition financed through a $69,400 loan from an officer of the Manager
• $77,700 Offering closed on 04/13/2017 and the loan plus $241 of accrued interest and other obligations were repaid with the proceeds
• (3)

#69BM1 / Series Boss Mustang	Upfront Purchase / 10/31/2016	2/7/2018	$102,395	$97,395	$5,000	$0	$0	0%	$4,691

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an officer of the Manager
• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds

#85FT1 / Series Ferrari Testarossa	Upfront Purchase / 06/01/2017	2/15/2018	$172,500	$172,500	$0	$0	$0	0%	$9,242

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds

#88LJ1 / Series Lamborghini Jalpa	Upfront Purchase / 11/23/2016	4/12/2018	$127,176	$119,676	$7,500	$0	$0	0%	$6,332

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an officer of the Manager
• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds

#55PS1 / Series Porsche Speedster	Purchase Option Agreement / 07/01/2017	6/6/2018	$405,000	$120,000	$165,000	$120,000	$0	0%	$18,275

• Purchase option agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an Officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an officer of the Manager and a payment of $155,000 was made and financed through a payment by the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds

#95BL1 / Series BMW M3 Lightweight	Upfront Purchase / 05/01/2018	7/12/2018	$112,500	$90,000	$22,500	$0	$0	0%	$3,686

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds

#89PS1 / Series Porsche 911 Speedster	Purchase Option Agreement for minority equity stake / 06/21/2018	7/31/2018	$160,000	$0	$0	$61,000	$99,000	60%	$250

• Purchase option agreement to acquire minority equity stake (38%) in Underlying Asset entered on 06/21/2018 for a total cash consideration of $61,000, which valued Underlying Asset at $160,000
• $165,000 Offering closed on 07/31/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• The Asset Seller ultimately retained 60% of Interests

#90FM1 / Series Ford Mustang 7-Up Edition	Purchase Option Agreement for majority equity stake / 07/01/2018	7/31/2018	$14,500	$0	$0	$10,375	$4,125	25%	$461

• Purchase option agreement to acquire majority equity stake (72%) in Underlying Asset entered on 06/15/2018 for a total cash consideration of $10,375, which valued the Underlying Asset at $14,500
• $16,500 Offering closed on 07/31/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• The Asset Seller ultimately retained 25% of Interests

#83FB1 / Series Ferrari 512	Purchase Option Agreement / 10/31/2017	9/5/2018	$330,000	$0	$0	$330,000	$0	0%	$3,206

• Purchase option agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds

#98DV1 / Series Dodge Viper GTS-R	Upfront Purchase / 06/28/2018	10/10/2018	$120,000	$80,000	$40,000	$0	$0	0%	$3,257

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an Officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#06FS1 / Series Ferrari F430 Spider	Purchase Option Agreement / 10/05/2018	10/19/2018	$192,500	$0	$0	$192,500	$0	0%	$286

• Purchase option agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• $227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of outstanding tax liabilities

#93XJ1 / Series Jaguar XJ220	Purchase Option Agreement / 12/15/2017	11/6/2018	$460,000	$170,000	$290,000	$0	$0	0%	$33,689

• Purchase option agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an Officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 07/03/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 08/02/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Series Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on 11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds

#02AX1 / Series Acura NSX-T	Upfront Purchase / 09/19/2018	11/30/2018	$100,000	$100,000	$0	$0	$0	0%	$2,467

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#99LE1 / Series Lotus Sport 350	Upfront Purchase / 10/04/2018	12/4/2018	$62,100	$62,100	$0	$0	$0	0%	$2,614

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#91MV1 / Series Mitsubishi VR4	Upfront Purchase / 10/12/2018	12/7/2018	$33,950	$0	$33,950	$0	$0	0%	$1,687

• Acquired Underlying Asset for $33,950 on 10/15/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds

#92LD1 / Series Lancia Martini 5	Upfront Purchase / 09/21/2018	12/26/2018	$146,181	$0	$146,181	$0	$0	0%	$12,153

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds

#94DV1 / Series Dodge Viper RT/10	Purchase Option Agreement / 10/04/2018	12/26/2018	$52,500	$0	$52,500	$0	$0	0%	$287

• Purchase option agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/29/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#00FM1 / Series Ford Mustang Cobra R	Upfront Purchase / 10/12/2018	1/4/2019	$43,000	$0	$43,000	$0	$0	0%	$2,774

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of outstanding tax liabilities

#72MC1 / Series Mazda Cosmo Sport	Purchase Option Agreement for majority equity stake / 11/01/2018	1/4/2019	$115,000	$0	$0	$65,200	$49,800	40%	$562

• Purchase option agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018, which valued Underlying Asset at $115,000
• $124,500 Offering closed on 01/04/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• The Asset Seller ultimately retained 40% of Interests

#06FG1 / Series Ford GT	Purchase Agreement / 10/23/2018	1/8/2019	$309,000	$0	$309,000	$0	$0	0%	$586

• Purchase agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds

#11BM1 / Series BMW 1M	Purchase Option Agreement / 10/20/2018	1/25/2019	$78,500	$0	$78,500	$0	$0	0%	$1,786

• Purchase option agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#80LC1 / Series Lamborghini Countach LP400 S Turbo	Purchase Option Agreement for majority equity stake / 08/01/2018	2/8/2019	$610,000	$0	$562,375	$0	$47,625	8%	$3,213

• Purchase option agreement to acquire a majority equity stake (92.2%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• The Asset Seller ultimately retained 7.50% of Interests

#02BZ1 / Series BMW Z8	Purchase Agreement / 10/18/2018	2/8/2019	$185,000	$0	$185,000	$0	$0	0%	$1,301

• Purchase agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds

#88BM1 / Series BMW E30 M3	Upfront Purchase / 10/18/2018	2/25/2019	$135,000	$0	$135,000	$0	$0	0%	$1,765

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds

#63CC1 / Series Corvette Split Window	Upfront Purchase / 12/06/2018	3/18/2019	$120,000	$0	$120,000	$0	$0	0%	$586

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds

#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$179,065	$0	$0	0%	$3,950

• Acquired the Underlying Asset for $179,065 on 12/5/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$75,000	$0	$0	0%	$1,016

• Purchase agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/27/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

#65AG1 / Series Alfa Romeo Giulia SS	Upfront Purchase / 11/29/2018	4/16/2019	$170,000	$0	$170,000	$0	$0	0%	$286

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds

#93FS1 / Series Ferrari 348TS SS	Purchase Option Agreement / 01/15/2019	4/22/2019	$130,000	$0	$130,000	$0	$0	0%	$286

• Purchase option agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019
• Down-payment of $10,000 on 01/22/2019 and final payment of $120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager
• $137,500 Offering closed on 04/22/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

2003 Porsche 911 GT2 (5)	Purchase Option Agreement / 10/24/2018	Cancelled / Sold Pre-Offering	$137,000	$0	$137,000	$0	$0	0%	$287

• Purchase option agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018
• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/28/2019 were made and financed through non-interest-bearing payments from the Manager
• $110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering

#61JE1 / Series Jaguar E-Type	Upfront Purchase / 12/22/2018	4/26/2019	$235,000	$0	$235,000	$0	$0	0%	$350

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds

#90MM1 / Series Mazda Miata	Purchase Option Agreement / 01/23/2019	4/26/2019	$22,000	$0	$22,000	$0	$0	0%	$0

• Purchase option agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$75,000	$0	$0	0%	$1,297

• Purchase Agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/08/2019 and final payment of $35,000 on 03/12/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds

#88PT1 / Series Porsche 944 Turbo S	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$12,069	$0	$0	0%	$0

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of 12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$570,000	$0	$0	0%	$2,736

• Purchase Agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds

#99SS1 / Series Shelby Series 1	Upfront Purchase / 04/04/2019	9/12/2019	$126,575	$0	$126,575	$0	$0	0%	$3,640

• Acquired Underlying Asset for $126,575 on 04/29/2019 financed through a non-interest-bearing payment from the Manager
• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds

#94FS1 / Series Ferrari 348 Spider	Purchase Agreement / 04/26/2019	9/17/2019	$135,399	$0	$13,850	$0	$0	0%	$350

• Purchase option agreement to acquire the Underlying Asset for $135,399 entered on 04/26/2019
• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,549 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#90ME1 / Series Mercedes Evo II	Upfront Purchase / 11/02/2018	Q4 2019 or Q1 2020	$251,992	$0	$251,992	$0	$0	0%	$10,469	• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
#87FF1 / Series Ferrari 412	Purchase Option Agreement / In Negotiations	Q4 2019 or Q1 2020	$110,000	$0	$11,000	$0	$0	0%	$300	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#91DP1 / Series DeTomaso Pantera	Purchase Option Agreement / In Negotiations	Q4 2019 or Q1 2020	$385,000	$0	$0	$0	$0	0%	$600	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#61MG1 / Series Maserati 3500GT	Purchase Agreement / 12/04/2018	Q4 2019 or Q1 2020	$325,000	$0	$325,000	$0	$0	0%	$787

• Purchase Agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager

#82AV1 / Series Aston Martin Oscar India	Upfront Purchase / 12/10/2018	Q4 2019 or Q1 2020	$285,000	$0	$285,000	$0	$0	0%	$1,364	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager

#88LL1 / Series Lamborghini LM002	Purchase Option Agreement / 03/22/2019	Q4 2019 or Q1 2020	$275,000	$0	$275,000	$0	$0	0%	$761

• Purchase option agreement to acquire Underlying Asset for $275,000 entered on 3/22/2019
• Downpayment of $27,500 on 4/3/2019 and final payment of $247,500 on 05/7/2019 were made and financed through non-interest-bearing payments from the Manager

#89FT1 / Series Ferrari Testarossa	Purchase Option Agreement / 03/20/2019	Q4 2019 or Q1 2020	$172,500	$0	$172,500	$0	$0	0%	$3,036

• Purchase option agreement to acquire Underlying Asset for $172,500 entered on 3/20/2019
• Underlying Asset was acquired on 06/10/2019 with payment of $172,500 financed through a non-interest-bearing payment from the Manager

#92CC1 / Series Corvette ZR1	Purchase Option Agreement / 04/29/2019	Q4 2019 or Q1 2020	$45,000	$0	$0	$0	$0	0%	$0

• Purchase option agreement to acquire the Underlying Asset for $45,000 entered on 04/29/2019
• Underlying Asset was acquired on 07/02/2019 with payment of $45,000 financed through a non-interest-bearing payment from the Manager

#72FG2 / Series 2 Ferrari 365 GTC/4	Purchase Agreement / 05/13/2019	Q4 2019 or Q1 2020	$275,000	$0	$27,500	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $275,000 entered on 05/13/2019 with expiration on 07/13/2019
• Down-payment of $27,500 on 06/4/2019 was made and financed through a non-interest-bearing payment from the Manager

Total for 1/1/2019 -6/30/2019:	New Agreements: 9 Closings: 14		$1,243,349	$0	$1,877,144	$65,200	$97,425	-	$39,126
Total for 1/1/2018 -6/30/2018:	New Agreements: 3 Closings: 4		$392,500	$460,000	$227,500	$120,000	$0	-	$40,607
Cumulative Total since 2016	New Agreements: 44 Closings: 31		$7,802,608	$1,081,071	$5,289,057	$779,075	$200,550	-	$147,699

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of June 30, 2019. Includes $372,500 of Purchase Price and $3,347 of Acquisition Expense related to Underlying Assets subsequently sold. See commentary in the table above for details.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

(5)Represents Underlying Asset instead of Series / Series Name

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since June 30, 2019 we have entered into the agreements and had closings in connection with each Offering of Series listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans will be repaid from the proceeds of successful Series’, initial offerings, if necessary. Upon completion of the initial offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ offering circulars. In various instances, as noted in the table below, the Asset Seller retains equity in the Interests issued for a particular Series. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the Acquisition Expenses listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since June 30, 2019. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. These costs are initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Equity Value Retained by Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$0	$0	$0	0%	$287

• Acquired the Underlying Asset for $179,065 on 12/5/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$0	$0	$0	0%	$287

• Purchase agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/27/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$0	$0	$0	0%	$0

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/08/2019 and final payment of $35,000 on 03/12/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds

#88PT1 / Series Porsche 944 Turbo S	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$49,805	$0	$0	0%	$905

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of 12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$0	$0	$0	0%	$0

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds

#99SS1 / Series Shelby Series 1	Upfront Purchase / 04/04/2019	9/11/2019	$126,575	$0	$0	$0	$0	0%	$0

• Acquired Underlying Asset for $126,575 on 04/29/2019 financed through a non-interest-bearing payment from the Manager
• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds

#94FS1 / Series Ferrari 348 Spider	Purchase Agreement / 04/26/2019	9/17/2019	$135,399	$0	$121,549	$0	$0	0%	$2,795

• Purchase option agreement to acquire the Underlying Asset for $135,399 entered on 04/26/2019
• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,549 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#88LL1 / Series Lamborghini LM002	Purchase Option Agreement / 03/22/2019	Q3 2019 or Q4 2019	$275,000	$0	$0	$0	$0	0%	$2,225

• Purchase option agreement to acquire Underlying Asset for $275,000 entered on 3/22/2019
• Downpayment of $27,500 on 4/3/2019 and final payment of $247,500 on 05/7/2019 were made and financed through non-interest-bearing payments from the Manager

#92CC1 / Series Corvette ZR1	Purchase Option Agreement / 04/29/2019	Q3 2019 or Q4 2019	$45,000	$0	$45,000	$0	$0	0%	$288

• Purchase option agreement to acquire the Underlying Asset for $45,000 entered on 04/29/2019
• Underlying Asset was acquired on 07/02/2019 with payment of $45,000 financed through a non-interest-bearing payment from the Manager

#72FG2 / Series 2 Ferrari 365 GTC/4	Purchase Agreement / 05/13/2019	Q3 2019 or Q4 2019	$275,000	$0	$0	$0	$0	0%	$554

• Purchase agreement to acquire the Underlying Asset for $275,000 entered on 05/13/2019 with expiration on 07/13/2019
• Down-payment of $27,500 on 06/4/2019 was made and financed through a non-interest-bearing payment from the Manager

Total Since June 30, 2019	New Agreements: 0 Closings: 5		$0	$0	$216,354	$0	$0		$7,342
Cumulative Total since 2016	Total Agreements: 44 Closings: 36		$7,802,608	$1,081,071	$5,505,411	$779,075	$200,550		$155,041

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Purchase Price represents full purchase price of the Underlying Asset even if the full amount has not yet been financed.

Operating Results for the six-month period ended June 30, 2019 vs. 2018

Due to the start-up nature of the company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through RSE Markets, Inc. (the “Asset Manager”), operates and manages. At June 30, 2019, the Company, through the Asset Manager, operated (meaning Underlying Asset fully-owned by the Company or a Series including closed and owned, but not yet launched Offerings) forty Underlying Assets of which thirty-one had closed Offerings vs. seven at June 30, 2018 of which four had closed Offerings, an increase of thirty-three operated Underlying Assets and twenty-seven closed Offerings respectively. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company as at the date of the financial statements. During the six-month period ended June 30, 2019, the Company disposed of three Underlying Assets, two of which had completed initial offerings and one which was still owned by the Company at the time of sale. Additional information can be found in the Master Series Table.

Revenues

Revenues are generated at the Series level. As of June 30, 2019, no Series of the Company had generated any revenues. We do not expect any of the Series to generate any revenues until late 2019.

Operating Expenses

The Company incurred $71,700 in operating expenses in six-month period ended June 30, 2019 vs. $10,670 in 2018, an increase of $61,030 or 572%, related to storage, transportation, insurance, maintenance, marketing and professional services fees associated with the Underlying Assets. The increase was primarily driven by increased costs for additional storage, transportation, insurance and professional fees from the Company’s investment in new Underlying Assets. Maintenance costs were not required during the six-month period ended June 30, 2019 or the same period in 2018. In addition, the Company was able to negotiate a decreased insurance rate from 0.9% of asset value annually down to 0.35% of asset value annually starting in November 2018.

The operating expenses incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the closing date of the Offering for such Series Interests. For any post-closing operating expenses incurred and recorded by Series’ of the Company through the six-month period ended June 30, 2019, the Manager has agreed to pay and not be reimbursed for such expenses.

Operating expenses for the Company including all of the Series by category for the six-month period ended June 30, 2019 vs. 2018 are as follows:

During the six-month period ended June 30, 2018 and the six-month period June 30, 2019, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Pre-closing operating expenses are incurred on the books of the Company and post-closing operating expenses incurred by each Series with a closed Offering are incurred and recorded on the books of the Series. These are as follows:

Operating Expenses			
Applicable Series	Automobile	6/30/2019	6/30/2018
Series #77LE1	1977 Lotus Esprit S1	$ 1,955	$ 1,969
Series #69BM1	1969 Boss 302 Mustang	$ 2,029	1,599
Series #85FT1	1985 Ferrari Testarossa	$ 2,100	2,051
Series #88LJ1	1988 Lamborghini Jalpa	$ 2,053	906
Series #55PS1	1955 Porsche Speedster	$ 2,657	492
Series #95BL1	1995 BMW M3 Lightweight	$ 2,012	-
Series #89PS1	1989 Porsche 911 Speedster	$ 912	-
Series #90FM1	1990 Ford Mustang 7Up Edition	$ 1,911	-
Series #83FB1	1983 Ferrari 512 BBi	$ 2,417	-
Series #98DV1	1998 Dodge Viper GTS-R	$ 2,030	-
Series #06FS1	2006 Ferrari F430 Spider	$ 1,266	-
Series #93XJ1	1993 Jaguar XJ220	$ 1,472	-
Series #02AX1	2002 Acura NSX-T	$ 1,991	-
Series #99LE1	1999 Lotus Esprit Sport 350	$ 1,923	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	$ 1,868	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	$ 2,841	-
Series #94DV1	1994 Dodge Viper RT/10	$ 1,977	-
Series #00FM1	2000 Ford Mustang Cobra R	$ 1,057	-
Series #72MC1	1972 Mazda Cosmo Sport	$ 1,964	-
Series #06FG1	2006 Ford GT	$ 2,158	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	$ 1,328	-
Series #80LC1	1980 Lamborghini Countach Turbo	$ 1,645	-
Series #02BZ1	2002 BMW Z8	$ 1,759	-
Series #88BM1	1988 BMW E30 M3	$ 1,469	-
Series #63CC1	1963 Chevrolet Corvette Split Window	$ 1,232	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	$ 1,243	-
Series #75RA1	1975 Renault Alpine A110 1300	$ 959	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$ 880	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	$ 502	-
Series #90MM1	1990 Mazda Miata	$ 234	-
Series #61JE1	1961 Jaguar E-Type	$ 581	-
RSE Collection		$ 21,276	3,653
Total Operating Expenses		**$ 71,700**	**$ 10,670**

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Solely in the case of the Series listed in the Master Series Table, and which had closed Offerings as of the date of this filing, the Manager has elected to pay for the ongoing operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series. The unreimbursed expenses are accounted for as capital contributions by the Manager.

Interest and Purchase Option Expenses and Financing/Banking Fees

Interest expenses related to the loans made to the Company by officers of the Manager and third-party lenders incurred during the six-month period ended June 30, 2019 totaled $0 vs. $9,347 during the same period in 2018, a decrease of $9,347 or 100%.  This decrease is due to the decrease in borrowings used to purchase Underlying Assets, rather the majority of the Company’s asset acquisitions were through purchase option agreements or non-interest-bearing payments from the Manager. These interest expenses for the six-months ended June 30, 2018 have been incurred and accrued by the Company and in the case of cash interest, paid by the Manager, and were repaid through the proceeds raised through the Closing of the respective Offerings. The Company incurred $175 of wire transfer and other banking related fees during the six-month period ended June 30, 2019.

Note: Table only includes Series for which the acquisition of the Underlying Asset was made through interest paying loans.

Note: Other includes wire transfer fees and other banking related fees.

There were no ongoing expenses related to the purchase options for any other Series listed in the Master Series Table during the six-month period ended June 30, 2019. Purchase option expense related to the purchase option agreement the Company has entered into, with regards to Series #55PS1 asset, totaled $7,444 for the six months ended June 30, 2018.

Asset Acquisitions, Purchase Options and Asset Sales

We typically acquire Underlying Assets through the following methods:

-Upfront purchase – acquired the Underlying Asset outright prior to launch of the offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Manager.

-Purchase option agreement – enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the offering for the Series related to the Underlying Asset.

-Purchase agreement – enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives unsolicited take-over offers for certain Underlying Assets. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In certain instances, as was the case with the 2003 Porsche 911 GT2, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, as listed in the Master Series Table and summarized in the table below.

	# of Underlying Assets Acquired Upfront	Total Value Underlying Assets Acquired Upfront ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	# of Assets Sold	Total Value of Assets Sold	Grand Total #	Grand Total Value ($)
2016-2017	4	$471,471	3	$1,195,000	0	$0	0	$0	7	$1,666,471
Six-Month Ended 6/30/2018	2	$232,500	1	$160,000	0	$0	0	$0	3	$392,500
Six-Month Ended 12/31/2018	12	$1,761,288	7	$1,200,000	6	$1,539,000	0	$0	25	$4,500,288
Six-Month Ended 6/30/2019	1	$126,575	6	$706,375	2	$410,399	-3	($372,500)	6	$870,859
Cumulative Total:	19	$2,591,834	17	$3,261,375	8	$1,949,399	-3	($372,500)	41	$7,430,108

Note: table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C – Related Party Transactions”, “Note D –Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of June 30, 2019 vs. December 31, 2018, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Only includes Series for which an offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Financial Obligations of the Company

On April 30, 2019, the Manager and the Company entered into a $1.5 million revolving line of credit (the “LOC”) with Silicon Valley Bank. The LOC allows the Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LOC accrues at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) and (ii) 6.0%. Interest expense is paid monthly by the Manager and the Manager will be reimbursed through the proceeds of completed offerings.

From time to time the Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the closing of an offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Plan of Operations

 Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2016 – 2017	3	1	2
Six-Months Ended 6/30/2018	3	4	2
Six-Months Ended 12/31/2018	14	12	12
Six-Months Ended 6/30/2019	13	14	5

Note: data represents number Offerings for Series Interests of each state of offering process in the given period.

Asset Disposals

The Company has sold the following Underlying Assets:

# of Underlying Assets Sold
2016 – 2017	0
Six-Months Ended 6/30/2018	0
Six-Months Ended 12/31/2018	0
Six-Months Ended 6/30/2019	3

Planned Offerings and Other Operations

The Company plans to launch the offerings with their status listed as “Upcoming” in the Master Series Table above in the remainder of 2019 and early 2020. The Company also plans to launch approximately 75 to 125 additional offerings in the next twelve-month period, as of the date of this filing, including offerings for increasingly higher value Underlying Assets.  The proceeds from any offerings closed during the next twelve months will be used to acquire the Underlying Asset of each Series for which an offering has closed. We believe that launching a larger number of offerings in 2019 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each Series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of automobiles acquired and managed by the Company through events, museums and other programs (the “Membership Experience Programs”). The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Manager’s showroom in New York and launched the Manger’s online merchandise shopping experience, but no revenues have been generated by such programs for the Company or any of its Series as of the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2019 and beyond, including one additional showroom location in the next twelve months as of the date of this filing. We believe that expanding the Membership Experience Programs in 2019 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the Series from the Underlying Assets used in the Membership Experience Programs, which we anticipate will enable the Underlying Assets to generate revenues for the Series to cover, in whole or in part, the ongoing post-closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2019 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other Series of Interests for which offerings are expected to close in fiscal year 2019.

Plan of Distribution and Subscription Procedure

Plan of distribution

We are managed by the Manager, RSE Markets, Inc., a Delaware corporation incorporated in 2016. RSE Markets also owns and operates a mobile app-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in collectible Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Platform.  Neither the Manager nor the Asset Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the Broker, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the Broker is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership interests in each Series of the Company;

-RSE Markets owns and operates the Platform, through which membership interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the closing of the Offering for that Series; and

-The Broker, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the Broker is not an underwriter or placement agent in connection with the Offering. The Broker does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective investors.

Neither the Broker, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”.  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

The initial offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential investors.

The Plan of Distribution table below represents Offerings which have had a Closing as of June 30, 2019 and represents the details for each Series on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,781	$69,400	$1,049	$0	$1,028	$3,443	$77,700	$38.85	2000
#69BM1	$4,149	$102,395	$778	$0	$4,691	$2,986	$115,000	$57.50	2000
#85FT1	$0	$172,500	$1,117	$0	$9,242	($17,859)	$165,000	$82.50	2000
#88LJ1	$0	$127,176	$914	$0	$6,332	$578	$135,000	$67.50	2000
#55PS1	$2,500	$405,000	$2,869	$0	$17,989	($3,357)	$425,000	$212.50	2000
#95BL1	$1,000	$112,500	$870	$889	$3,686	($444)	$118,500	$59.25	2000
#89PS1 (1)	$1,000	$160,000	$470	$1,238	$521	$1,771	$165,000	$82.50	2000
#90FM1 (1)	$500	$14,500	$90	$500	$446	$464	$16,500	$8.25	2000
#83FB1	$2,500	$330,000	$2,522	$2,625	$3,191	$9,162	$350,000	$70.00	5000
#98DV1	$2,500	$120,000	$954	$975	$3,257	$2,314	$130,000	$65.00	2000
#93XJ1	$1,500	$460,000	$3,487	$3,713	$33,674	($7,373)	$495,000	$99.00	5000
#02AX1	$2,000	$100,000	$793	$810	$2,452	$1,944	$108,000	$54.00	2000
#99LE1	$2,000	$62,100	$510	$521	$2,599	$1,770	$69,500	$34.75	2000
#91MV1	$1,000	$33,950	$279	$500	$1,671	$600	$38,000	$19.00	2000
#92LD1	$2,500	$146,181	$1,114	$1,238	$11,749	$2,219	$165,000	$55.00	3000
#94DV1	$2,000	$52,500	$388	$500	$271	$1,841	$57,500	$28.75	2000
#72MC1 (1)	$5,000	$115,000	$542	$934	$551	$2,474	$124,500	$62.25	2000
#06FG1	$2,500	$309,000	$2,316	$2,400	$586	$3,198	$320,000	$64.00	5000
#11BM1	$3,000	$78,500	$567	$630	$786	$517	$84,000	$42.00	2000
#80LC1 (1)	$3,500	$610,000	$4,305	$4,763	$3,216	$9,216	$635,000	$127.00	5000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,601	$2,620	$195,000	$65.00	3000
#88BM1	$2,000	$135,000	$952	$1,058	$1,765	$226	$141,000	$47.00	3000
#63CC1	$2,000	$120,000	$916	$945	$586	$1,553	$126,000	$63.00	2000
#76PT1	$2,000	$179,065	$1,382	$1,424	$3,736	$1,793	$189,900	$63.30	3000
#75RA1	$2,750	$75,000	$586	$630	$1,302	$3,732	$84,000	$28.00	3000
#65AG1	$3,000	$170,000	$1,272	$1,339	$986	$1,903	$178,500	$89.25	2000
#93FS1	$2,500	$130,000	$1,011	$1,031	$1,686	$1,272	$137,500	$68.75	2000
#61JE1	$2,500	$235,000	$1,661	$1,845	$1,136	$3,858	$246,000	$82.00	3000
#90MM1	$1,500	$22,000	$196	$500	$1,486	$918	$26,600	$5.32	5000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2019. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

1)The Asset Seller retained a portion of interests of the offerings.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

The Plan of Distribution table below represents Offerings for which there has not been a Closing as of June 30, 2019 and represents budgeted figures for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Maximum Number of Interests
#65FM1	$2,500	$75,000	$619	$619	$1,271	$2,492	$82,500	$41.25	2000
#88PT1	$1,750	$61,875	$485	$500	$3,594	$2,471	$66,000	$30.00	2200
#94LD1	$4,500	$570,000	$4,392	$4,481	$2,471	$11,656	$597,500	$119.50	5000
#99SS1	$2,500	$126,575	$1,375	$1,031	$3,704	$2,315	$137,500	$137.50	1000
#94FS1	$2,500	$135,399	$1,450	$1,088	$2,400	$2,164	$145,000	$72.50	2000
#72FG1 (2)	$5,000	$330,000	$2,588	$2,588	$1,521	$3,304	$345,000	$63.00	5476
#82AB1 (2)	$2,500	$110,000	$971	$971	$10,221	$4,837	$129,500	$58.86	2200
#90ME1	$2,500	$251,992	$2,063	$2,063	$12,022	$8,413	$275,000	$137.50	2000
#91GS1 (2)	$2,000	$33,000	$309	$500	$1,971	$3,470	$41,250	$18.75	2200
#99FG1 (2)	$2,000	$137,500	$1,093	$1,093	$1,271	$2,793	$145,750	$66.25	2200
#12MM1 (2)	$3,000	$115,000	$938	$938	$1,350	$3,775	$125,000	$62.50	2000
#87FF1 (2)	$2,500	$110,000	$885	$885	$2,750	$980	$118,000	$59.00	2000
#91DP1 (2)	$3,000	$385,000	$2,981	$2,981	$921	$2,617	$397,500	$79.50	5000
#61MG1	$3,000	$325,000	$2,550	$2,550	$2,271	$4,629	$340,000	$68.00	5000
#82AV1	$2,500	$285,000	$2,231	$2,231	$1,671	$3,867	$297,500	$148.75	2000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2019. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

1)The Asset Seller retains a portion of interests of the offerings.

2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

There will be different closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the Master Series Table, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable

Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the Broker, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors”.

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor in any Offering is for Interests representing 10% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence from the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Broker

Pursuant to a broker-dealer agreement, dated June 11, 2019, between the Company and Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”) (as amended, the “Brokerage Agreement”) will serve as broker of record for the Company’s Regulation A offerings.

The Broker will perform the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the Broker and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company based solely on AML and KYC process;

3.Coordinate and help establish escrow services for investor documentation, if necessary, through a third-party qualified escrow agent:

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investors participation in the Series, and based upon such review provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the Broker advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state blue sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The Broker is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interest will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The Broker will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the Broker for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final closing of the Offering for a Series of Interests for which the Broker acts as broker-of-record, or (ii) twelve (12) months from the effective date of the Brokerage Agreement. A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2.

Custodian

DriveWealth, LLC, a New Jersey limited liability company (“DriveWealth” or “Custodian”) will hold the brokerage accounts into which Interests in the Company’s offerings are transferred upon the closing of each of the Company’s offerings, dated March 2, 2018 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  DriveWealth will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The escrow agent is Atlantic Capital Bank, N.A., a Georgia banking corporation (the “Escrow Agent”) who will be appointed pursuant to an escrow agreement among the Broker, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company and the Broker must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that Series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive a fee equal to 0.75% of the amount raised through each Offering and at a minimum $500 per Offering (the “Custody Fee”).  Each Series of interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the Broker will receive a fee equal to 1.00% of the gross proceeds of each Offering (the “Brokerage Fee”), except in the case of Series #72FG1, Series #82AB1, Series #99FG1, Series #91GS1, Series #91DP1, Series #12MM1, Series #87FF1, Series #90ME1, Series #61MG1 and Series#82AV1, where the Brokerage Fee is 0.75% of gross proceeds less any proceeds from Interests purchased by the Manager, its affiliates or the Asset Sellers. Each Series of interests will be responsible for paying its own Brokerage Fee to the Broker in connection with the sale of interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, we have agreed to pay the Broker for certain other expenses, including a one-time advance set up fee of $10,000, of which any unused portion will be reimbursed to the Company. This set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the Master Series Table and in respect of any other offering, such amount as determined by the Manager at the time of such offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.The Manager and the Broker will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the Broker will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Third Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”). The Company, the Manager and the Broker will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the Broker to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the Broker that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

As of the date of this filing, the annual compensation of the Manager was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2016	RSE Markets, Inc.	Manager	$0	$0	$0
2017	RSE Markets, Inc.	Manager	$3,443	$0	$3,443
2018	RSE Markets, Inc.	Manager	$26,423	$0	$26,423
2019 (1)	RSE Markets, Inc.	Manager	$34,143	$0	$34,143

(1)Represents cash payments to the Manager through June 30, 2019.

The Manager will receive Sourcing Fees for each subsequent offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Manager in its capacity as the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.”  To date, no Management Fees have been paid by any Series and we do not expect to pay any Management Fees in Fiscal Year 2019.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 3rd Floor, New York, NY 10012.

As of June 30, 2019, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interest Retained by Seller
Interest - Series #77LE1 (3)	4/13/2017	2000	201 / 10%	$77,700	0 / 0%
Interest - Series #69BM1	2/7/2018	2000	211 / 11%	$115,000	0 / 0%
Interest - Series #85FT1	2/15/2018	2000	210 / 11%	$165,000	0 / 0%
Interest - Series #88LJ1	4/12/2018	2000	205 / 10%	$135,000	0 / 0%
Interest - Series #55PS1	6/6/2018	2000	477 / 24%	$425,000	0 / 0%
Interest - Series #95BL1	7/12/2018	2000	53 / 3%	$118,500	0 / 0%
Interest - Series #89PS1	7/31/2018	2000	40 / 2%	$165,000	1200 / 60%
Interest - Series #90FM1	7/31/2018	2000	42 / 2%	$16,500	500 / 25%
Interest - Series #83FB1	9/5/2018	5000	204 / 4%	$350,000	0 / 0%
Interest - Series #98DV1	10/10/2018	2000	44 / 2%	$130,000	0 / 0%
Interest - Series #93XJ1	11/6/2018	5000	317 / 6%	$495,000	0 / 0%
Interest - Series #02AX1	11/30/2018	2000	51 / 3%	$108,000	0 / 0%
Interest - Series #99LE1	12/4/2018	2000	44 / 2%	$69,500	0 / 0%
Interest - Series #91MV1	12/7/2018	2000	41 / 2%	$38,000	0 / 0%
Interest - Series #92LD1	12/26/2018	3000	1573 / 52%	$165,000	0 / 0%
Interest - Series #94DV1	12/26/2018	2000	491 / 25%	$57,500	0 / 0%
Interest - Series #72MC1	1/4/2019	2000	40 / 2%	$124,500	778 / 39%
Interest - Series #06FG1	1/8/2019	5000	193 / 4%	$320,000	0 / 0%
Interest - Series #11BM1	1/25/2019	2000	855 / 43%	$84,000	0 / 0%
Interest - Series #80LC1	2/8/2019	5000	106 / 2%	$635,000	279 / 6%
Interest - Series #02BZ1	2/8/2019	3000	1219 / 41%	$195,000	0 / 0%
Interest - Series #88BM1	2/25/2019	3000	1308 / 44%	$141,000	0 / 0%
Interest - Series #63CC1	3/18/2019	2000	61 / 3%	$126,000	0 / 0%
Interest - Series #76PT1	3/22/2019	3000	90 / 3%	$189,900	0 / 0%
Interest - Series #75RA1	4/9/2019	3000	210 / 7%	$84,000	0 / 0%
Interest - Series #65AG1	4/16/2019	2000	100 / 5%	$178,500	0 / 0%
Interest - Series #93FS1	4/22/2019	2000	40 / 2%	$137,500	0 / 0%
Interest - Series #61JE1	4/26/2019	3000	553 / 18%	$246,000	0 / 0%

Interest - Series #90MM1	4/26/2019	5000	100 / 2%	$26,600	0 / 0%
Interest - Series #65FM1	Q3 2019 or Q4 2019	1	1 / 100%	$82,500	0 / 0%
Interest - Series #88PT1	Q3 2019 or Q4 2019	1	1 / 100%	$66,000	0 / 0%
Interest - Series #94LD1	Q3 2019 or Q4 2019	1	1 / 100%	$597,500	0 / 0%
Interest - Series #99SS1	Q3 2019 or Q4 2019	1	1 / 100%	$137,500	0 / 0%
Interest - Series #94FS1	Q3 2019 or Q4 2019	1	1 / 100%	$145,000	0 / 0%
Interest - Series #72FG1	Q4 2019 or Q1 2020	1	1 / 100%	$345,000	0 / 0%
Interest - Series #82AB1	Q4 2019 or Q1 2020	1	1 / 100%	$129,500	0 / 0%
Interest - Series #90ME1	Q4 2019 or Q1 2020	1	1 / 100%	$275,000	0 / 0%
Interest - Series #91GS1	Q4 2019 or Q1 2020	1	1 / 100%	$41,250	0 / 0%
Interest - Series #99FG1	Q4 2019 or Q1 2020	1	1 / 100%	$145,750	0 / 0%
Interest - Series #12MM1	Q4 2019 or Q1 2020	1	1 / 100%	$125,000	0 / 0%
Interest - Series #87FF1	Q4 2019 or Q1 2020	1	1 / 100%	$118,000	0 / 0%
Interest - Series #91DP1	Q4 2019 or Q1 2020	1	1 / 100%	$397,500	0 / 0%
Interest - Series #61MG1	Q3 2019 or Q4 2019	1	1 / 100%	$340,000	0 / 0%
Interest - Series #82AV1	Q4 2019 or Q1 2020	1	1 / 100%	$297,500	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)RSE Markets, Inc., the Manager, is the beneficial owner of these Interests.

(2)Upon the designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. must own at least 2%.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

RSE COLLECTION, LLC
FINANCIAL STATEMENTS

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Consolidated Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018 (audited)F-1

Consolidated Statements of Operations for the six months ended June 30, 2019 (unaudited) F-11 and 2018 (unaudited)

Consolidated Statements of Members’ Equity / (Deficit) for the six months ended F-18
June 30, 2019 (unaudited) and 2018 (unaudited)

Consolidated Statements of Cash Flows for the six months ended June 30, 2019 (unaudited) F-22 and 2018 (unaudited)

Notes to Consolidated Financial Statements F-29

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 4,149	$ -	$ -	$ 2,500	$ 1,000
Pre-paid Insurance	73	99	82	279	72
Total Current Assets	**4,222**	**99**	**82**	**2,779**	**1,072**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	**$ 110,488**	**$ 175,925**	**$ 132,464**	**$ 411,165**	**$ 115,613**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	286	-
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	**286**	-
Total Liabilities	-	-	-	**286**	-
Membership Contributions	111,236	163,883	133,508	422,132	116,741
Capital Contribution for Operating Expenses	5,575	6,372	5,003	6,614	3,853
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(5,502)	(6,273)	(4,921)	(6,335)	(3,780)
Members' Equity	110,488	175,925	132,464	410,879	115,613
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 110,488**	**$ 175,925**	**$ 132,464**	**$ 411,165**	**$ 115,613**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 1,271	$ 485	$ 2,485	$ 2,500	$ 9,152
Pre-paid Insurance	95	12	204	76	-
Total Current Assets	**1,366**	**497**	**2,689**	**2,576**	**9,152**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	**$ 161,366**	**$ 15,283**	**$ 335,495**	**$ 125,120**	**$ 9,152**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	9,152
Insurance Payable	-	-	-	-	-
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	-	**9,152**
Total Liabilities	-	-	-	-	**9,152**
Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	1,797	3,099	4,452	2,905	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(1,702)	(3,087)	(4,248)	(2,829)	-
Members' Equity	161,366	15,283	335,495	125,120	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 161,366**	**$ 15,283**	**$ 335,495**	**$ 125,120**	**$ 9,152**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 1,485	$ 1,985	$ 1,985	$ 984	$ 2,096
Pre-paid Insurance	289	63	36	20	84
Total Current Assets	**1,774**	**2,048**	**2,021**	**1,004**	**2,180**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,659
TOTAL ASSETS	**$ 490,360**	**$ 103,834**	**$ 66,292**	**$ 36,441**	**$ 159,839**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-
Total Liabilities	-	-	-	-	-
Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	2,300	2,456	2,174	2,071	2,273
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(2,011)	(2,393)	(2,138)	(2,051)	(2,864)
Members' Equity	490,360	103,834	66,292	36,441	159,839
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 490,360**	**$ 103,834**	**$ 66,292**	**$ 36,441**	**$ 159,839**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 1,984	$ 3,760	$ 4,989	$ 2,500	$ 3,000
Pre-paid Insurance	9	-	-	50	-
Total Current Assets	**1,993**	**3,760**	**4,989**	**2,550**	**3,000**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	**$ 54,780**	**$ 3,760**	**$ 120,551**	**$ 311,836**	**$ 82,786**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	3,760	-	-	-
Insurance Payable	-	-	27	-	16
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	1,000
Debt	-	-	-	-	-
Total Current Liabilities	-	**3,760**	**27**	-	**1,016**
Total Liabilities	-	**3,760**	**27**	-	**1,016**
Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	2,065	-	1,937	2,208	1,312
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(2,056)	-	(1,964)	(2,158)	(1,328)
Members' Equity	54,780	-	120,524	311,836	81,770
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 54,780**	**$ 3,760**	**$ 120,551**	**$ 311,836**	**$ 82,786**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #80LC1		Series #02BZ1		Series #88BM1		Series #63CC1		Series #76PT1
Assets										
Current Assets										
Cash and Cash Equivalents	$	3,504	$	3,000	$	2,000	$	2,000	$	2,286
Pre-paid Insurance		351		103		76		67		-
Total Current Assets		**3,855**		**3,103**		**2,076**		**2,067**		**2,286**
Other Assets										
Collectible Automobiles - Deposits		-		-		-		-		-
Collectible Automobiles - Owned		612,439		186,301		136,465		120,286		182,515
TOTAL ASSETS	**$**	**616,294**	**$**	**189,404**	**$**	**138,541**	**$**	**122,353**	**$**	**184,801**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)										
Liabilities										
Current Liabilities										
Accounts Payable	$	-	$	-	$	-	$	-	$	-
Income Taxes Payable		-		-		-		-		-
Insurance Payable		-		-		-		-		22
Accrued Interest		-		-		-		-		-
Due to the Manager or its Affiliates		-		-		-		-		-
Debt		-		-		-		-		-
Total Current Liabilities		-		-		-		-		**22**
Total Liabilities		-		-		-		-		**22**
Membership Contributions		616,716		189,601		138,765		122,586		185,301
Capital Contribution for Operating Expenses		1,996		1,862		1,545		1,299		1,221
Capital Contribution for loss at Offering close		-		-		-		-		-
Distribution to RSE Collection		(773)		(300)		(300)		(300)		(500)
Contribution to Series		-		-		-		-		-
Retained Earnings / Accumulated Deficit		(1,645)		(1,759)		(1,469)		(1,232)		(1,243)
Members' Equity		616,294		189,404		138,541		122,353		184,779
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$**	**616,294**	**$**	**189,404**	**$**	**138,541**	**$**	**122,353**	**$**	**184,801**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Total Consolidated
Assets						
Current Assets						
Cash and Cash Equivalents	$ 3,036	$ 3,700	$ 3,900	$ 2,986	$ 3,286	$ 91,861
Pre-paid Insurance	-	-	-	-	-	2,497
Total Current Assets	**3,036**	**3,700**	**3,900**	**2,986**	**3,286**	**94,358**
Other Assets						
Collectible Automobiles - Deposits	-	-	-	-	-	1,608,494
Collectible Automobiles - Owned	75,803	170,286	130,286	22,000	235,000	5,472,317
TOTAL ASSETS	**$ 78,839**	**$ 173,986**	**$ 134,186**	**$ 24,986**	**$ 238,286**	**$ 7,175,169**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)						
Liabilities						
Current Liabilities						
Accounts Payable	$ -	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-	12,912
Insurance Payable	40	21	50	11	39	566
Accrued Interest	-	-	-	-	-	-
Due to the Manager or its Affiliates	287	-	-	-	-	2,173,911
Debt	-	-	-	-	-	-
Total Current Liabilities	**327**	**21**	**50**	**11**	**39**	**2,187,389**
Total Liabilities	**327**	**21**	**50**	**11**	**39**	**2,187,389**
Membership Contributions	79,052	173,986	134,186	24,986	238,636	4,943,440
Capital Contribution for Operating Expenses	919	859	452	223	542	174,797
Capital Contribution for loss at Offering close	-	-	-	-	-	37,629
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Contribution to Series	-	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(959)	(880)	(502)	(234)	(581)	(168,086)
Members' Equity	78,512	173,965	134,136	24,975	238,247	4,987,780
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 78,839**	**$ 173,986**	**$ 134,186**	**$ 24,986**	**$ 238,286**	**$ 7,175,169**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 4,149	$ -	$ -	$ 2,500
Pre-paid Insurance	71	101	85	283
Total Current Assets	**4,220**	**101**	**85**	**2,783**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,100
TOTAL ASSETS	**$ 110,486**	**$ 175,927**	**$ 132,467**	**$ 410,883**
LIABILITIES AND MEMBERSE QUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ 100	$ 100	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	**100**	**100**	**-**	**-**
Total Liabilities	**100**	**100**	**-**	**-**
Membership Contributions	111,236	163,883	133,508	422,132
Capital Contribution	3,444	16,518	2,953	7,320
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Contribution to Series	-	-	-	-
Accumulated Deficit	(3,473)	(4,173)	(2,868)	(3,680)
Members' Equity	110,386	175,827	132,467	410,883
TOTAL LIABILITIES AND EQUITY	**$ 110,486**	**$ 175,927**	**$ 132,467**	**$ 410,883**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 1,000	$ 1,271	$ 771	$ 2,771
Pre-paid Insurance	74	101	12	207
Total Current Assets	**1,074**	**1,372**	**783**	**2,978**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	114,541	160,000	14,500	332,520
TOTAL ASSETS	**$ 115,615**	**$ 161,372**	**$ 15,283**	**$ 335,498**
LIABILITIES AND MEMBERS EQUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ -	$ -	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-
Membership Contributions	116,741	161,521	15,446	335,691
Capital Contribution	2,287	891	1,188	2,038
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Contribution to Series	-	-	-	-
Accumulated Deficit	(1,768)	(790)	(1,176)	(1,831)
Members' Equity	115,615	161,372	15,283	335,498
TOTAL LIABILITIES AND EQUITY	**$ 115,615**	**$ 161,372**	**$ 15,283**	**$ 335,498**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 2,500	$ 2,771	$ 1,771	$ 2,271
Pre-paid Insurance	77	118	293	64
Total Current Assets	**2,577**	**2,889**	**2,064**	**2,335**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	122,544	192,500	488,300	101,500
TOTAL ASSETS	**$ 125,121**	**$ 195,389**	**$ 490,364**	**$ 103,835**
LIABILITIES AND MEMBERSEQUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ -	$ -	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-
Membership Contributions	125,757	195,271	487,801	104,452
Capital Contribution	876	997	8,206	467
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Contribution to Series	-	-	-	-
Accumulated Deficit	(799)	(879)	(540)	(403)
Members' Equity	125,121	195,389	490,364	103,835
TOTAL LIABILITIES AND EQUITY	**$ 125,121**	**$ 195,389**	**$ 490,364**	**$ 103,835**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Total Consolidated
Assets					
Current Assets					
Cash and Cash Equivalents	$ 2,271	$ 1,271	$ 2,771	$ 2,271	$ 56,787
Pre-paid Insurance	34	19	86	-	2,306
Total Current Assets	**2,305**	**1,290**	**2,857**	**2,271**	**59,093**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	736,431
Collectible Automobiles - Owned	63,985	35,150	157,659	52,500	4,648,349
TOTAL ASSETS	**$ 66,290**	**$ 36,440**	**$ 160,516**	**$ 54,771**	**$ 5,443,873**
LIABILITIES AND MEMBERS EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ 300
Insurance Payable	-	-	-	39	912
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,658,883
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	**39**	**2,660,095**
Total Liabilities	-	-	-	**39**	**2,660,095**
Membership Contributions	66,699	36,621	160,430	54,771	2,765,168
Capital Contribution	249	202	109	40	123,917
Distribution to RSE Collection	(443)	(200)	-	-	-
Contribution to Series	-	-	-	-	-
Accumulated Deficit	(215)	(183)	(23)	(79)	(105,307)
Members' Equity	66,290	36,440	160,516	54,732	2,783,778
TOTAL LIABILITIES AND EQUITY	**$ 66,290**	**$ 36,440**	**$ 160,516**	**$ 54,771**	**$ 5,443,873**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

F-15

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

F-15

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Six-Months Ended June 30, 2018 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2018 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (2,029)	$ (2,100)	$ (2,053)	$ (2,657)	$ (2,012)
Adjustments to reconcile net (loss) cash					
Expenses Paid by Manager and Contributed to the Company / Series	2,131	2,198	2,050	2,651	2,010
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(2)	2	3	6	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(100)	(100)	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	-	-	-	(286)	-
Cash flow from financing activities:					
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	286	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	286	-
Net change in cash	-	-	-	-	-
Cash beginning of period	4,149	-	-	2,500	1,000
Cash end of period	**$ 4,149**	**$ -**	**$ -**	**$ 2,500**	**$ 1,000**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (912)	$ (1,911)	$ (2,417)	$ (2,030)	$ 24,296
Adjustments to reconcile net (loss) cash					
Expenses Paid by Manager and Contributed to the Company / Series	906	1,911	2,414	2,029	10,315
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	6	-	3	1	118
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	9,152
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	9,167
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Cash used in investing activities	-	(286)	(286)	-	227,214
Cash flow from financing activities:					
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	(230,000)
Cash provided by / (used in) financing activities	-	-	-	-	(230,000)
Net change in cash	**-**	**(286)**	**(286)**	**-**	**6,381**
Cash beginning of period	1,271	771	2,771	2,500	2,771
Cash end of period	**$ 1,271**	**$ 485**	**$ 2,485**	**$ 2,500**	**$ 9,152**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #93XJ1		Series #02AX1		Series #99LE1		Series #91MV1		Series #92LD1
Cash Flows from Operating Activities:										
Net (Loss) / Income	$	(1,472)	$	(1,991)	$	(1,923)	$	(1,868)	$	(2,841)
Adjustments to reconcile net (loss) cash										
Expenses Paid by Manager and Contributed to the Company / Series		1,467		1,990		1,925		1,869		2,163
(Gain) / Loss on Sale of Assets		-		-		-		-		-
Prepaid Insurance		5		1		(2)		(1)		3
Insurance Payable		-		-		-		-		-
Income Taxes Payable		-		-		-		-		-
Accounts Payable		-		-		-		-		-
Accrual of Interest		-		-		-		-		-
Net cash (used in) / provided by operating activities		-		-		-		-		(675)
Cash flow from investing activities:										
Deposits on classic automobiles		-		-		-		-		-
Repayment of investments in classic automobiles upon Offering close		-		-		-		-		-
Investment in classic automobiles		(286)		(286)		(286)		(287)		-
Proceeds from Sale of Assets		-		-		-		-		-
Cash used in investing activities		(286)		(286)		(286)		(287)		-
Cash flow from financing activities:										
Proceeds from sale of membership interests		-		-		-		-		-
Due to the manager and other affiliates		-		-		-		-		-
Distribution to Series		-		-		-		-		-
Contribution from Series to RSE Collection		-		-		-		-		-
Contribution by Manager and Company to pay closing expenses		-		-		-		-		-
Contribution by Manager		-		-		-		-		-
Distribution to RSE Collection		-		-		-		-		-
Proceeds from Loans		-		-		-		-		-
Repayment of Loans		-		-		-		-		-
Distribution of Gain on sale of assets to Shareholders		-		-		-		-		-
Cash provided by / (used in) financing activities		-		-		-		-		-
Net change in cash		**(286)**		**(286)**		**(286)**		**(287)**		**(675)**
Cash beginning of period		1,771		2,271		2,271		1,271		2,771
Cash end of period	**$**	**1,485**	**$**	**1,985**	**$**	**1,985**	**$**	**984**	**$**	**2,096**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (1,977)	$ 9,621	$ (1,964)	$ (2,158)	$ (1,328)
Adjustments to reconcile net (loss) cash					
Expenses Paid by Manager and Contributed to the Company / Series	2,025	1,057	1,937	2,208	1,312
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(9)	-	-	(50)	-
Insurance Payable	(39)	-	27	-	16
Income Taxes Payable	-	3,760	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(287)	(45,562)	(115,562)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Cash used in investing activities	(287)	14,438	(115,562)	(309,286)	(79,786)
Cash flow from financing activities:					
Proceeds from sale of membership interests	-	47,774	120,551	312,086	82,286
Due to the manager and other affiliates	-	-	-	-	1,000
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	(58,240)	-	-	-
Cash provided by / (used in) financing activities	-	(10,678)	120,551	311,786	82,786
Net change in cash	**(287)**	**3,760**	**4,989**	**2,500**	**3,000**
Cash beginning of period	2,271	-	-	-	-
Cash end of period	**$ 1,984**	**$ 3,760**	**$ 4,989**	**$ 2,500**	**$ 3,000**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (1,645)	$ (1,759)	$ (1,469)	$ (1,232)	$ (1,243)
Adjustments to reconcile net (loss) cash	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	1,996	1,862	1,545	1,299	1,221
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(351)	(103)	(76)	(67)	-
Insurance Payable	-	-	-	-	22
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)
Cash flow from financing activities:					
Proceeds from sale of membership interests	616,716	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	(773)	(300)	(300)	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	615,943	189,301	138,465	122,286	184,801
Net change in cash	**3,504**	**3,000**	**2,000**	**2,000**	**2,286**
Cash beginning of period	-	-	-	-	-
Cash end of period	**$ 3,504**	**$ 3,000**	**$ 2,000**	**$ 2,000**	**$ 2,286**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Total Consolidated
Cash Flows from Operating Activities:						
Net (Loss) / Income	$ (959)	$ (880)	$ (502)	$ (234)	$ (581)	$ (62,785)
Adjustments to reconcile net (loss) cash	-	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	919	859	452	223	542	61,358
(Gain) / Loss on Sale of Assets	-	-	-	-	-	(22,002)
Prepaid Insurance	-	-	-	-	-	(184)
Insurance Payable	40	21	50	11	39	(346)
Income Taxes Payable	-	-	-	-	-	12,912
Accounts Payable	-	-	-	-	-	(300)
Accrual of Interest	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(11,347)
Cash flow from investing activities:						
Deposits on classic automobiles	-	-	-	-	-	(872,063)
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-
Investment in classic automobiles	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,062,316)
Proceeds from Sale of Assets	-	-	-	-	-	397,500
Cash used in investing activities	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,536,879)
Cash flow from financing activities:						
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636	2,466,512
Due to the manager and other affiliates	287	-	-	-	-	(484,972)
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-	-
Contribution by Manager	-	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Proceeds from Loans	-	-	-	-	-	-
Repayment of Loans	-	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	(398,240)
Cash provided by / (used in) financing activities	78,839	173,986	134,186	24,986	238,286	1,583,300
Net change in cash	**3,036**	**3,700**	**3,900**	**2,986**	**3,286**	**35,074**
Cash beginning of period	-	-	-	-	-	56,787
Cash end of period	**$ 3,036**	**$ 3,700**	**$ 3,900**	**$ 2,986**	**$ 3,286**	**$ 91,861**

Supplemental Cash Flow Information:

Interest Paid by Manager	$ -
Non-cash Financing Activities:	
Capital Contribution of certain amounts due to manager	$ 27,150

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2018 (unaudited)

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Total Consolidated
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (1,599)	$ (2,051)	$ (906)	$ (492)	$ (27,461)
Adjustments to reconcile net (loss) cash					-
Expenses Paid by Manager and Contributed to the Company / Series	1,400	2,006	957	249	9,952
Prepaid Insurance	(201)	(355)	(251)	(36)	(562)
Insurance Payable	-	-	-	279	279
Accounts Payable	400	400	200	-	1,420
Accrual of Interest	-	-	-	-	2,736
Net cash used in operating activities	-	-	-	-	(13,636)
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	(140,600)
Reimbursement for amounts advanced in classic automobiles upon Series close	-	-	-	-	-
Investment in classic automobiles	(106,266)	(175,826)	(132,382)	(408,100)	(641,197)
Cash used in investing activities	(106,266)	(175,826)	(132,382)	(408,100)	(781,797)
Cash flow from financing activities:					
Proceeds from sale of membership interests	111,236	163,883	133,508	422,131	830,758
Due to the manager and other affiliates	-	-	-	-	28,831
Contribution to Series	-	-	-	-	-
Contribution by Series	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	12,344	-	3,358	3,358
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	-
Proceeds from Loans	-	-	-	-	440,000
Repayment of Loans	-	-	-	-	(502,983)
Cash provided by financing activities	110,415	175,826	132,382	410,600	799,964
Net change in cash	**4,149**	**-**	**-**	**2,500**	**4,531**
Cash beginning of period	-	-	-	-	5,374
Cash end of period	**$ 4,149**	**$ -**	**$ -**	**$ 2,500**	**$ 9,905**

Supplemental Cash Flow Information:

Interest Paid by Manager	$3,024

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of collectible automobiles owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible automobiles (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each automobile will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collector automobile (plus any cash reserves for future operating expenses), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.  All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible automobile (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee: For all Series qualified up to 03/06/2019, except in the case of Series #77LE1, the broker of record received a fee (the “Brokerage Fee”) of 0.75% of the cash from offering for facilitating the sale of securities. In the instance of #77LE1 and all Series qualified after 3/6/2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: In respect to current offerings, the custody broker, holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $64,654 for the year ended December 31, 2018. On a total consolidated basis, the Company had sustained a net loss of $62,785 for the six months ended June 30, 2019 and had an accumulated deficit of $168,086 as of June 30, 2019.

All of the liabilities on the balance sheet as of June 30, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of June 30, 2019, the Company has negative working capital of approximately $2.1 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Through June 30, 2019, none of the Series have recorded any revenues generated through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in late 2019. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues have been generated for the Company or any of its Series through the showroom or the online shop as of the date of this filing.

F-30

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At June 30, 2019 and June 30, 2018, the Company and the Series for which closings had occurred, had the following cash balances:

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of RSE Collection is reserved to funding future pre-closing Operating Expenses plus “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses; however, for the six months ended June 30, 2019, the Manager has elected to pay and not be reimbursed for all Operating Expenses related to any of the Series that have had closed offerings. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $81,433, which excludes a $9,152 capital contribution related to the sale of the Underlying Asset for Series #06FS1.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. The Company anticipates that the Manager will continue to provide financing, but there is no assurance that such financing will remain available or provide the Company with sufficient capital to meet its objectives.  However, with its current level of capitalization, the Company believes the Manager has sufficient funding to continue to fund expenses for the Company and any Series.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2016 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of June 30, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017

• The Company’s initial offering for Series #77LE1 issued membership Interests in Series #77LE1 pursuant to SEC Rule 506(c).
• The offering closed and the Loan 1 (see Note C) plus $241 of accrued interest and other obligations have been repaid with the proceeds of the Offering

Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018	• The offering closed and the Loan 2 (see Note C) plus $821 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018

• The offering closed and the Loan 4 (see Note C) as well as third-party debt (see Note D) plus accrued interest of $401 and $5,515 and other obligations have been repaid with the proceeds of the Offering

Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018	• The offering closed and the Loan 3 (see Note C) plus $1,126 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018

• The offering closed, and purchase option was exercised. The Loan 5 and Loan 6 (see Note C), the remaining balance of the acquisition price plus accrued interest of $728 and other obligations were paid through the proceeds of the Offering

Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018	• The offering closed and the Loan 8 (see Note C) and other obligations have been repaid with the proceeds of the Offering
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 60% of Interests
Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 25% of Interests
Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018	• The offering closed and the Loan 10 (see Note C) plus accrued interest $512.88 and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018

• The offering closed, and purchase option was exercised. The Loan 7 and Loan 9 (see Note C), the remaining balance of acquisition price plus accrued interests of $336 and $4,767 and other obligations were repaid through the proceeds of the Offering

Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018	• The offering closed and the Loan 11 (see Note C) plus accrued interest $481 and other obligations were paid through the proceeds of the Offering
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018	• The offering closed, and the Loan 12 plus accrued interest $243 and other obligations were paid through the proceeds of the Offering
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #00FM1 Interests	Series #00FM1	2000 Ford Mustang Cobra R	$49,500	December 21, 2018	January 4, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #72MC1 Interests	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28, 2018	January 4, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #06FG1 Interests	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #11BM1 Interests	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #80LC1 Interests	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #02BZ1 Interests	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88BM1 Interests	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #63CC1 Interests	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #76PT1 Interests	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #75RA1 Interests	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #65AG1 Interests	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #93FS1 Interests	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #61JE1 Interests	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #90MM1 Interests	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 6/30/2019	31 Series		$4,872,200
Total at 6/30/2018	9 Series		$1,567,700

Please see Note H, Subsequent Events for additional details on closings of initial offerings after June 30, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

The Company received unsolicited take-over offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offers and has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances, as was the case with the 2003 Porsche 911 GT2, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Total Initial Offering Price / Per Interest	Total Distribution to Interest Holders / Per Interests	Commentary
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$49,500 / $24.75	$58,240 / $29.12

$60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	Initial Purchase Price $137,000

$110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$199,000 / $39.80	$ 230,000 / $46.00

$227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series.

(2)Solely in the case of Series #06FS1, the Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

Sales of the 2000 Ford Mustang Cobra R:

The Company received an acquisition offer for the Underlying Asset of Series #00FM1, the 2000 Ford Mustang Cobra R for $60,000 vs. the initial purchase price of $43,000 for a gain on sale of $14,438, net of $2,562 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 15, 2019 and distributed cash to interest holders on April 24, 2019. At the time of the sale, Series #00FM1 had $2,000 of cash and $8 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $3,760, net of $1,057 of net-loss-carryforward, based on a 21% corporate tax rate and 7.1% NY State tax rate, for the which the Series has retained funds on its balance sheet.

Total distribution to interest holders including cash, but net of corporate level taxes were $58,240 or $29.12 per Interest vs the initial offering price of $49,500 or $24.75 per Interest.

Series #00FM1 will be dissolved upon payment of all currently tax liabilities of $3,760.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Sales of the 2003 Porsche 911 GT2:

The Company received an acquisition offer for the 2003 Porsche 911 GT2 for $110,000 vs. the initial purchase price of $137,000 for a loss on sale of $27,150, net of $150 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 17, 2019 and distributed cash to the Manager on June 7, 2019. At the time of the sale, no offering for a Series related to the 2003 Porsche 911 GT2 had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no interest holders received any distributions.

Proceeds from the sale were used to pay-down $110,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $27,150 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated offering for a Series related to the 2003 Porsche 911 GT2 was cancelled upon the sale.

Sales of the 2006 Ferrari F430 Spider "Manual":

The Company received an acquisition offer for the Underlying Asset of Series #06FS1, the 2006 Ferrari F430 Spider "Manual" for $227,500 vs. the initial purchase price of $192,500 for a gain on sale of $34,714, net of $286 of capitalized acquisition expenses. The Company accepted the acquisition offer on May 10, 2019 and distributed cash to interest holders on May 23, 2019. At the time of the sale, Series #06FS1 had $2,485 of cash and $95 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $9,152, net of $2,145 of net-loss-carryforward, based on a 21% corporate tax rate and 7.1% NY State tax rate. Solely in the case of Series #06FS1, the Manager made an additional Capital Contribution of $9,152 to the Series to cover the corporate level taxes on behalf of the interest holders.

Total distribution to interest holders including cash, was $230,000 or $46.00 per Interest vs the initial offering price of $199,000 or $39.80 per Interest.

Series #06FS1 will be dissolved upon payment of all currently outstanding tax liabilities of $9,152.

Please see Note H, Subsequent Events for additional details on asset dispositions after June 30, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with the instructions to Form 1-SA and in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) applicable to interim financial information. Accordingly, the information presented in the interim financial statements does not include all information and disclosures necessary for a fair presentation of RSE Collection, LLC’s financial position, results of operations and cash flows in conformity with GAAP for annual financial statements. In the opinion of management, these financial statements reflect all adjustments consisting of normal recurring accruals, necessary for a fair statement of financial position, results of operations and cash flows for such periods. The results of operations for any interim period are not necessarily indicative of the results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in RSE Collection, LLC’s Form 1-K for the fiscal year ended December 31, 2018.

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, custody, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings. Except in the case of the Custody Fee, which is being paid from the proceeds of the offerings for the respective Series’, except in the case of Series #77LE1 (closed in 2017), Series #69BM1, Series #88LJ1, Series #85FT1, Series #55PS1, (all of which closed in 2018) where no custody agreement was in place at the time of the closing of the Series’ offering and as such no Custody Fee became due. Total Custody Fees were $19,461 during the six-month period ended June 30, 2019 vs. $0 during the same period in 2018.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses of approximately $50,000 during the six-month period ended June 30, 2019 vs approximately $30,000 during the six-month period ended June 30, 2018 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular automobile include storage, insurance, transportation (other than the initial transportation from the automobiles location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other automobile specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $21,276 for the six months ended June 30, 2019.

During the six-month period ended June 30, 2019 vs. the same period in 2018, RSE Collection incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that the post-closing Operating Expenses for the six-month period ended June 30, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series. The Manager had made the same election for the post-closing Operating Expenses incurred during the six-month period ended June 30, 2018.

6.Capital Assets:

Automobile assets are recorded at cost. The cost of the automobile includes the purchase price, including any deposits for the automobiles funded by the Manager and “Acquisition Expenses,” which include transportation of the automobile to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats automobile assets as collectible and therefore the Company will not depreciate or amortize the collectible automobile assets going forward. The collectible automobiles are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible automobile assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible automobile assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired automobile after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in collectible automobile assets. For the six months ended June 30, 2019, the total investment in collectible automobile assets was $1,572,531 vs. $781,796 during the same period in 2018. This brings the total investment in collectible automobile assets to $7,080,811 from inception of the Company in August of 2016 through June 30, 2019, excluding $375,498 related to Underlying Assets that were subsequently sold. See “Note A - Description Of Organization and Business Operations” for additional details on asset dispositions.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,572,531 of investments during the six months ended June 30, 2019, $1,543,769 were related to the purchase price of, or down payments on Underlying Assets, excluding $372,500 related to the Underlying Assets sold, vs. $777,500 during the same period in 2018. This brings the total spent on purchase price and down-payments at June 30, 2019 to $6,977,253, since the inception of the Company in August of 2016 vs. $1,278,971 at June 30, 2018.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the automobile as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the six months ended June 30, 2019, $28,762 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible automobiles and other acquisition related expenses were incurred, excluding $2,998 related to Underlying Assets sold vs. $4,296 during the same period in 2018. This brings the total Acquisition Expenses at June 30, 2019 to $103,558, since the inception of the Company in August of 2016 vs. $30,986 at June 30, 2018.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F-43

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Note: Excludes 375,498 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at June 30, 2019 and Underlying Asset owned by applicable Series.

(2)At June 30, 2019 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

(3)Underlying Asset sold as of June 30, 2019 with assets removed from the books of the Company and anticipated future offering cancelled if sold pre-offering, or the Series if sold post-offering.

(4)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At June 30, 2019, the following offerings for Series Interests had closed:

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Underlying Assets for #06FS1 and #00FM1 were sold and membership distributions to Interest holders were made.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

RSE Collection, LLC, as the master series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the six- month period ended June 30, 2019 vs. the same period in 2018, 30 Series, excluding Series #77LE1, had closed offerings and the (losses) / income per membership Interest for each Series were as follows:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of collectible automobiles prior to the closing of a Series’ offering.  Each of the loans and related interest have been paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager and the Broker and their respective affiliates, from the proceeds of a closed offering, the automobiles was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another automobile.

The table below indicates the timing of the loans made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Note: $1,900 additional loan not related to a specific Underlying Asset, originally intended for additional Underlying Asset acquisitions, but repaid.

Note: Principal not including $205,000 and accrued interest not including $309 related to the J.J. Best third-party loan.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

As of June 30, 2019, and as of December 31, 2018, no loans were outstanding to either officers or affiliates of the Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE D €EBT

On April 30, 2019, the Manager and the Company, including an affiliate of the Manager, entered into a $1.5 million revolving line of credit (the “LOC”) with Silicon Valley Bank. The LOC allows the Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LOC accrues at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) and (ii) 6.0%. Interest expense is paid monthly by the Manager and the Manager will be reimbursed through the proceeds of completed offerings. The Company is also held jointly and severably liable for any amounts outstanding under this LOC. No amounts were drawn or outstanding as of June 30, 2019

In addition to the LOC, loans from officers or affiliates of the Manager and loans from third-party lenders may be used for the purposes of financing automobile acquisitions or acquisition related expenses.

As of June 30, 2019, and as of December 31, 2018 no debt was outstanding to any third-party lenders or under the LOC.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

Neither the Company or any Series has generated revenues as at the date of these financial statements and we do not anticipate generating any revenues until the end of 2019. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched the online shopping experience for merchandise related to the Company. No revenues for the Company or any of its Series have been generated through the showroom or the online shopping experience as of the date of this filing. In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular automobile asset and Operating Expenses related to the management of such automobile assets.

Fees and expenses related to the purchase of an underlying automobile asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying automobile assets or the number of automobiles, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology by Category

Revenue: Revenues from the anticipated commercialization of the collection of automobiles will be allocated amongst the Series whose underlying automobiles are part of the commercialization events, based on the value of the underlying automobile assets. No revenues have been generated to date.

Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

Insurance: based on the premium rate allocated by value of the Underlying Assets

Storage: based on the number of Underlying Assets

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE F €m> FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of June 30, 2019, and June 30, 2018, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series. The Company did make distributions to interest holders related to sale of Underlying Assets as described in “Asset Dispositions” in “Note A - Description Of Organization and Business Operations”.

NOTE G € INCOME TAX

As of June 30, 2019, each individual Series has elected to be treated as a corporation for tax purposes.  RSE Collection has elected to be treated as a partnership.

Each individual Series provision for income taxes for the six months ended June 30, 2019 and 2018, respectively, is computed based on each individual Series estimated annual effective tax rate.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at June 30, 2019 are fully offset by a valuation allowance (other than for Series #00FM1, #06FS1 and 2003 Porsche 911 GT2 as described below), and therefore, no tax benefit applicable to the loss for each individual Series for the six months ended June 30, 2019 and 2018 has been recognized. Losses incurred after January 1, 2018 do not expire.

Series #00FM1 and #06FS1 have sold their primary operating asset in the six months ended June 30, 2019 and in addition the Company sold the Underlying Asset 2003 Porsche 911 GT2 prior to the launch of an offering for such Underlying Asset and as such the asset was still on the books of the Company and any tax implications of the sale accrue to the Company (see Note A). As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed subsequent to June 30, 2019.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Comments
Series #65FM1 Interest	Series #65FM1	1965 Ford Mustang 2+2 Fastback	$82,500	5/3/2019	7/18/2019

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/04/2019 and final payment of $35,000 on 03/10/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #88PT1 Interest	Series #88PT1	1988 Porsche 944 Turbo S	$66,000	5/10/2019	7/18/2019

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of $12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

Series #94LD1 Interest	Series #94LD1	1994 Lamborghini Diablo SE30 Jota	$597,500	7/12/2019	8/6/2019

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #99SS1 Interest	Series #99SS1	1999 Shelby Series 1	$137,500	9/4/2019	9/11/2019

• Acquired Underlying Asset for $126,500 on 04/29/2019 financed through a non-interest-bearing payment from the Manager

• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #94FS1 Interest	Series #94FS1	1994 Ferrari 348 Spider	$145,000	09/12/2019	09/17/2019

• Purchase option agreement to acquire the Underlying Asset for $135,000 entered on 04/26/2019

• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,150 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager

• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS

Asset Disposition

The Manager has not received any additional credible offers to acquire any Underlying Assets since June 30, 2019. The Manager expects to continue to receive offers to acquire Underlying Assets throughout the remainder of the year and beyond.

Asset Commercialization

In addition to the showroom the Manager opened in early 2019, in New York City. The Manager also launched its online shopping experience for merchandise related to the collection in Q3 2019. No revenues have been generated for the Company or any of its Series through the showroom or the online shop as of the date of this filing.

Line of Credit

On July 24, 2019, the Manager of the Company drew $863,200 on the LOC, which it entered into with Silicon Valley Bank on April 30, 2019, in order to fund the acquisition of previously acquired Underlying Assets.

At August 31, 2019, the Manager had borrowed against the following asset:

Note: Interest expense, paid monthly by the Manager, is calculated as of August 31, 2019.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Third Amended and Restated Operating Agreement (3)

Exhibit 2.3 – First Amendment to the Third Amended and Restated Limited Liability Company Agreement (5)

Exhibit 2.4 – Second Amendment to the Third Amended and Restated Limited Liability Company Agreement (6)

Exhibit 2.5 – Third Amendment to the Third Amended and Restated Limited Liability Company Agreement (7)

Exhibit 3.1 – Standard Form of Series Designation (6)

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement (5)

Exhibit 6.1 – Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Broker of Record Agreement (5)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (5)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

(4)Previously filed as an Exhibit to Amendment 14 to the Company’s Form 1-A POS filed with the Commission on May 3, 2019

(5)Previously filed as an Exhibit to Form 1-U filed with the Commission on June 12, 2019

(6)Previously filed as an Exhibit to Amendment 15 to the Company’s Form 1-A POS filed with the Commission on July 8, 2019

(7)Previously filed as an Exhibit to Amendment 16 to the Company’s Form 1-A POS filed with the Commission on August 29, 2019

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	September 24, 2019

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	September 24, 2019
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	September 24, 2019